UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10/A

(Amendment No. 2 )

GENERAL FORM FOR REGISRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of The Securities Exchange Act of 1934

BioAdaptives Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-2592228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4385 Cameron St Suite B Las Vegas NV	89103
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-659-8829

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange On Which Registered
None	None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.0001
(Title of class)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging Growth Company	☐

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EXPLANATORY NOTE

In response to comments received from the Staff of the Securities and Exchange Commission (SEC), we are filing this Form 10/A (Amendment No. 2 ) to revise the discussion of items 13 and notating the actual dates under each subsequent event on pages 43 and 53 . All items remain unchanged from the original and amended filings.

Cautionary Note Regarding Forward-Looking Statements

This registration statement on Form 10 contains “forward-looking statements” concerning our future results, future performance, intentions, objectives, plans, and expectations, including, without limitation, statements regarding the plans and objectives of management for future operations, any statements concerning our proposed services, any statements regarding future economic conditions or performance, and any statements of assumptions underlying any of the foregoing. All forward-looking statements included in this document are made as of the date hereof and are based on information available to us as of such date. We assume no obligation to update any forward-looking statements. In some cases, forward-looking statements can be identified by the use of terminology such as “may,” “will,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “potential,” or “continue,” or the negative thereof or other comparable terminology. Although we believe that the expectations reflected in the forward-looking statements contained herein are reasonable, there can be no assurance that such expectations or any of the forward- looking statements will prove to be correct, and actual results could differ materially from those projected or assumed in the forward- looking statements. Future financial condition and results of operations, as well as any forward-looking statements are subject to inherent risks and uncertainties, including those discussed under “Risk Factors” and elsewhere in this Form 10.

Introductory Comment

We are filing this General Form for Registration of Securities on Form 10 pursuant to Section 12(g) of the Exchange Act for having filed a Form 15-15(d) on March 31, 2017. Once this registration statement is deemed effective, we will be subject to the requirements of Section 13(a) under the Exchange Act, which will require us to file annual reports on Form 10-K (or any successor form), quarterly reports on Form 10-Q (or any successor form), and current reports on Form 8-K, and we will be required to comply with all other obligations of the Exchange Act applicable to issuers filing registration statements pursuant to Section 12(g) of the Exchange Act.

Throughout this Form 10, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company” and “our company” refer to BioAdaptives, Inc, a Delaware Corporation.

JUMPSTART OUR BUSINESS STARTUPS ACT

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (the “JOBS Act”) as we do not have more than $1,000,000,000 in annual gross revenue and did not have such amount as of December 31, 2018, our last fiscal year. We may lose our status as an emerging growth company on the last day of our fiscal year during which (i) our annual gross revenue exceeds $2,000,000,000 or (ii) we issue more than $2,000,000,000 in non-convertible debt in a three-year period. We will lose our status as an emerging growth company if at any time we are deemed to be a large accelerated filer. We will lose our status as an emerging growth company on the last day of our fiscal year following the fifth anniversary of the date of the first sale of common equity securities pursuant to an effective registration statement.

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As an emerging growth company, we are exempt from Section 404(b) of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes- Oxley Act”) and Section 14A(a) and (b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such sections are provided below:

Section 404(b) of the Sarbanes-Oxley Act requires a public company’s auditor to attest to, and report on, management’s assessment of its internal controls.

Sections 14A(a) and (b) of the Exchange Act, implemented by Section 951 of the Dodd-Frank Act, require companies to hold shareholder advisory votes on executive compensation and golden parachute compensation.

As long as we qualify as an emerging growth company, we will not be required to comply with the requirements of Section 404(b) of the Sarbanes-Oxley Act and Section 14A(a) and (b) of the Exchange A

ITEM 1. BUSINESS.

Corporate History

BioAdaptives, Inc., ("BioAdaptives," the "Company," or "we" or "us") was incorporated in the State of Delaware on April 19, 2013, as APEX 8 Inc. From inception through October 21, 2013, the Company was in the developmental stage and conducted virtually no business operations, other than organizational activities and preparation of a registration statement on Form 10 (the "Registration Statement"). The Form 10 was filed on May 3, 2013 and went effective following a review by the U.S. Securities and Exchange Commission (the "SEC"). On June 11, 2013, the SEC informed the Company the SEC staff had no further comment.

Subsequently, on June 21, 2013, our former sole officer and director, entered into a Share Purchase Agreement pursuant to which he sold an aggregate of 10,000,000 shares of his shares of the Company's common stock to Ferris Holding Inc. at a purchase price of $40,000. In aggregate, these shares represented I00% of the Company's issued and outstanding common stock. Effective upon the closing of the Share Purchase Agreement, our former sole officer and director owned no shares of the Company's stock.

Additionally, on June 21, 2013, the Company accepted the resignations of our former sole officer and director as the Company's President, Chief Executive Officer, Chief Financial Officer, Secretary and Chairman of the Board of Directors. Effective of the same date, to fill vacancies created by our former sole officer and director's resignations, the Company elected and appointed Barry K. Epling as Chairman of the Board of Directors, and Gerald A. Epling, President, Chief Executive Officer, Secretary, Chief Financial Officer and Member of the Board of Directors of the Registrant.

Subsequently, on September 25, 2013, pursuant to board and shareholder approval, we changed our name from APEX 8 Inc. to BioAdaptives, Inc., and filed a Certificate of Amendment with the Delaware Secretary of State.

On July 14, 2014, the Company announced changes in its management. Gerald A. Epling, who had been serving as the Company's Chief Executive Officer, Chief Financial Officer and a Director, resigned from all positions. On that same day, the Company elected Barry Epling, who also served as Chief Executive Officer, President and Director of Ferris Holding (FHI) to the positions vacated by Gerald Epling. As of the date of the event, FHI was the Company's controlling stockholder.

On February 6, 2015, the Company announced changes in its management. Barry Epling, who had been serving as the Company's President, Chief Executive Officer, Chief Financial Officer, and Secretary, resigned from his positions. He remained the Company's Chairman of the Board of Directors. On that same day, the Company elected Christopher G. Hall, as its President, Chief Executive Officer, Chief Financial Officer and Secretary. As of the date of the event, FHI was the Company's controlling stockholder On October 2, 2017 Barry Epling resigned as Chairman of the Board of Directors. operations or practices. At the same time, Ferris Holding, Inc where Barry Epling is the sole stockholder, gifted 9,628.568 shares of BioAdaptives, Inc to a 501 (C) 3 Breath of Life Foundation. As of April 30, 2019 , this share amount representd 51.84% of the Company’s shares issued and outstanding. Subsequently, Breath of Life Foundation assigned the irrevocable voting rights of its shareholding in BioAdaptives to the Board of Directors of BioAdaptives, Inc. As of this date of the event, FHI was no longer the Company’s controlling stockholder.

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Christopher G. Hall also resigned on October 2, 2017 as its President, Chief Executive Officer. Chief Financial Officer and Secretary. However, He remains on the Advisory Board of the Company.

On the same day, October 2, 2017, Kim Southworth and Edward E Jacobs, Jr MD were appointed to the Board of Directors. Kim Southworth was also appointed Chief Executive Officer and Edward E Jacobs was appointed Chief Financial officer, Secretary and Scientific Director of the Company.

On May 15, 2018 James E Rouse was appointed to the Board and assumed the position of President of the Company.

On July 6, 2018 Kim Southworth resigned from the Company. On the same day, Edward E Jacobs Jr. MD was appointed Chief Executive Officer in addition to his existing responsibilities.

On September 10, 2018 James Rouse resigned from the Board and also his position as President of the Company. His business remained until September 25, 2018 as a consultant to the Company. Since then, Edward E Jacobs, Jr MD has been the Company's sole Director, Chief Executive Officer, President, Secretary and Chief Financial Officer.

From 2013 to 2017, BioAdaptives, Inc applied and was granted a number of Trademarks. The details are as below:

Mark	Country	Class	Goods & Services	Registration No	Registration Date	Original Registrant	Current registrant owner/assignee	Date of event
BioAdaptives	United States	5	Nutritional Supplements	4,571,042	07/22/2014	Bioexperience, Ltd	BioAdaptives, Inc	09/13/2014
Pluricell	United States	5	Nutraceuticals for use as a dietary supplement	4,652,793	12/09/2014	BioAdaptives, Inc	unchanged
Nutraload	United States	5	Nutraceuticals for use as a dietary supplement	4,425493	10/29/2013	BioAdaptives, Inc	Ferris Holding, Inc	01/23/2019
X-Cel	United States	31	Dog Treats	5,253,725	08/01/2017	BioAdaptives, Inc	Ferris Holding, Inc	01/23/2019
Better science Better Nutrition	United States	31	Dog Treats	5,036,431	09/06/2016	BioAdaptives, Inc	Ferris Holding, Inc	01/23/2019

BioAdaptives, Inc executed two license agreements with Ferris Holding, Inc on October 21, 2013 for the non-exclusive use for their trade secrets regarding the proprietary Agronifier ™ processes and the trade secrets regarding the proprietary stem cell enhancing product line of PrimiCell® nutraceuticals for human and animal consumption. (Please refer to exhibit 10.1 and 10.2)

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Business Overview

BioAdaptives, Inc is a research, development and educational Company. Our current focus is on products that improve health and wellness for both human and animal. These products include dietary supplements, specialty food items and proprietary methods of optimizing the bioelectromagnetic availability of foods and beverages. Our base of intellectual property and products, which are patent pending solutions in the form of devices and nutraceuticals, are designed to aid in memory, cognition, focus, fatigue reduction, management and balance of gut and weight, improve overall emotional and physical wellness, healing and anti-aging. The Company’s strategy is to develop a position as a leader in supplying science-based, quality nutraceutical products to an aging population within developed countries such as the United States, Canada APAC countries such as China, Japan, Korea, Singapore, Taiwan, Australia and New Zealand, as well as both Western and Eastern Europe, while continuing to create new and innovative health-inspired products to start generating growth in sales and profitability. Some of the products have proven to be as effective or even more effective on horses and dogs than on humans. This has caused the Company to expand the target markets to include companion animals.

Create market share in the rapidly growing aging population demographic. The Company's strategy is to create its share in this demographic within developed countries by (i) emphasizing the benefits of its proprietary nutraceutical and Agronifier™ products and technology as well as creating additional products, and (ii) utilizing its marketing division to act as its sales and distribution arm to seek additional channels for sales coverage.

Focus on the aging population of developed countries. The Company believes that the population growth in the aged population demographic presents a unique opportunity. The World Health Organization has stated that the population growth for those 60 years and older will more than double from 11% to over 22% between 2000 and 2050, with the absolute number of people aged 60 and over expected to increase from 605 million to 2 billion within the same period. Additionally, according to the World Health Organization, the number of people aged 80 years or older will quadruple to 395 million within the next 30 years. (Source: http://www .who.int/ageing/about/facts /en/. Paper copy on file with the Company.) (The URL of the World Health Organization website is included herein as an inactive textual reference. Information contained on, or accessible through, that website is not a part of, and is not incorporated by reference into, this Form 10-12g)

The Company recognizes the rising buying power and interests of the Millennials in wellness products and their choice of communication medium being social media and internet, it intends to set up a section to anticipate growth in this area.

Make strategic acquisitions. The Company plans to capitalize on the significant opportunities for consolidation available in the nutraceutical industry. The Company anticipates that it will seek acquisitions that serve to expand the Company's product brands, broaden its product offerings or facilitate entry into complementary distribution channels. In March 2018, the Company signed an LOI with 1682593 Ontario Limited, for the acquisition of Philco Animal health Inc. Philco has performed toll manufacturing activities for veterinary DIN medication products. Unfortunately, after much due diligence, the Company decided not to pursue the acquisition, instead, concentrate on developing the human market in United States. As of the date of this Form 10-12g, the Company had not entered into any definitive agreements relating to acquisitions.

Continue to develop new products and product extensions. The Company seeks to continue to develop and commercialize nutraceutical products and through this effort intends to develop new and innovative products. During 2014, Ferris Holding, Inc., a Nevada corporation ("Ferris"), rebranded NutraLoad™ and Bliss in A Bottle™, to PrimiCell® and PrimiLive® in an effort to keep a more consistent product naming convention going forward, and pursuant to the Product Agreement with Ferris, the Company continues to have the right to develop, market, and sell these products. Additionally, two new products Canine Regen® and Equine Regen® Plus were tested extensively in the United States, Australia, Singapore, and Europe. The results of both products have been favorable. The Equine product comes with a higher cost, however, very cost- effective when it is used by trainers and owners of performance horses. Thoroughbreds, polo ponies, cutting horses, barrel- racers and other competition horses have shown significant improvement in hooves, coat, mane, strength, speed, endurance, recovery, responsiveness, and several other areas which overall improvements has been attributed to the increase in stem cells in horses. The canine product has also been found to be a cost-effective introduction for dogs, in particular, geriatric dogs.

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The Company added two other products in 2015, one of which is PrirniTrim™, a weight- control product that has numerous side benefits that add to overall wellness. Tests have shown consistent weight loss of average between one to three pounds per week. The loss is not water weight and as a result, is more meaningful to the people using the product. The other product is an exercise product targeting those who do extreme workouts and seek better results. One benefit of the product is that it helps the body process lactic acid more quickly, speeding recovery and allowing more strenuous workout.

The company retained Total Spectrum Advertising in May 2015 to develop marketing plans for our current line of products. As these plans proceeded, in market assessment phase in the planning process, the Company identified an interesting opportunity for pet related nutraceutical products. A supplement food product was suggested for canine consumption in the form of a treat, unfortunately the production of this item has been found to be challenging. After working with human grade dehydration manufacturers for two years, the company finally discontinued this pursuit and sold the dog treat trademark and formula to Ferris Holding, Inc. Meantime, the Company instead will add for sale, capsules as well as powder for Canine consumption. The Company is still seeking an alternate form of delivery for both its canine and equine products

Capitalize on strong international growth. The Company believes that international sales represent a significant growth opportunity as aging population growth outside North America exceeds 1 billion people. The Company plans to aggressively pursue international sales by adding additional salespeople within its marketing effort, developing a network in high growth regions, and continuing its efforts to register products and trademarks in attractive foreign markets.

Employees

As of April 30, 2019, the Company has 1 full-time employee and no part-time employees. The Company uses seasoned and competent external contractors and consultants to handle research, marketing and manufacturing of products.

Management believes the Company’s relationship with our employees and contractors/consultants is good.

Summary of Risk Factors

We face numerous risks that could materially affect our business, results of operations or financial condition. The most significant of these risks include the following:

We are a development stage company with little operating history. The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

•	Our products are based on technology that is not proprietary to the Company, which means that we must rely on the owners of the proprietary technology that is the basis for our products to protect that technology. We have no control over such protection.

•	We intend to rely on third parties to manufacture our product line.

•	We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

•	There is no assurance a market for our shares will ever develop or that the shares received in the distribution will ever have any market value.

•	Weakness in the United States and international economies may harm our business and limit our access to capital and financing needed to expand our business.

Company Contact Information

Our principal executive office is located at 4385 Cameron Street, suite B , Las Vegas, NV 89103, and our telephone number is (702) 659-8829. Our website address is www.bioadaptives.com. PLEASE NOTE: The URL of our website included herein as an inactive textual reference. Information contained on, or accessible through, that website is not a part of, and is not incorporated by reference into, this Form 10-12g, of which it is a part

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ITEM 1A. RISK FACTORS. RISK FACTORS

The statements contained in or incorporated into this Form 10 that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward- looking statements. If any of the following risks actually occurs, our business, financial condition, or results of operations could be harmed. In that case, the value of our Common Stock could decline, and an investor in our securities may lose all or part of their investment.

Risks Related to Our Business

We are a relatively newly organized development stage corporation and have limited operating history from which to evaluate our business and prospects. We have earned little revenue since inception. There can be no assurance that our future proposed operations will be implemented successfully or that we will ever have profits. If we are unable to sustain our operation and investors may lose their entire investment.

The company’s auditor has substantial doubts as to the Company’s ability to continue as a going concern.

Our auditor's report on our 2018 financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. The lack of revenues from operations to date raises substantial doubt about our ability to continue as a going concern. The accompanying audited financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result from the outcome of this uncertainty.

Because the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the company can continue as a going concern, it may be more difficult for the company to attract investors. The Company has generated limited revenue since inception. Our future is dependent upon our ability to obtain financing and implement the Company’s strategic plan through new formulations and sales of our nutraceutical products. We may seek additional funds through private placements of our common stock. Our financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event we cannot continue in existence.

We cannot guarantee we will be successful in generating revenue in the future or be successful in raising funds through the sale of shares to pay for the Company's business plan and expenditures. As of the date of this Form 10-12(g), we had earned little revenue. Failure to generate revenue or to raise funds could cause us to go out of business, which would result in the complete loss of your investment.

Because we do not have an audit committee, shareholders will have to rely on the directors, who are not independent, to perform these functions .

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. The members of the Board of Directors are not independent. Thus, there is a potential conflict in that the board members are also engaged in management and participates in decisions concerning management compensation and audit issues that may affect management performance.

We have not developed independent corporate governance.

We do not presently have audit, compensation, or nominating committees. This lack of independent controls over our corporate affairs may result in conflicts of interest between our officers, directors and our stockholders. We presently have no policy to resolve such conflicts. As a result, our directors have the ability to, among other things, determine their own level of compensation. Until we comply with such corporate governance measures to form audit and other board committees in a manner consistent with rules of a national securities exchange, there is no assurance that we will not be subject to any conflicts of interest. As a result, potential investors may be reluctant to provide us with funds necessary to expand our operations

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The requirements of being a public company may strain our resources and distract our management, which could make it difficult to manage our business, particularly after we are no longer an “emerging growth company.”

We are required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements are time-consuming and expensive and could have a negative effect on our business, results of operations and financial condition.

As a public company, we are subject to the reporting requirements of the Exchange Act, and requirements of the Sarbanes- Oxley Act of 2002 (“SOX”). The cost of complying with these requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition. SOX requires that we maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of our disclosure controls and procedures, we must commit significant resources and may be required to hire additional staff and need to continue to provide effective management oversight. We will be implementing additional procedures and processes for the purpose of addressing the standards and requirements an applicable to public companies. Sustaining our growth also will require us to commit additional management, operational and financial resources to identify new professionals to join the Company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

We cannot predict or estimate the amount of additional costs we may incur as a result of being a public company or the timing of such cost.

We will be obligated to develop and maintain proper and effective internal controls over financial reporting. We may not complete our analysis of our internal controls over financial reporting in a timely manner, or these internal controls may have one or more material weaknesses, which may adversely affect investor confidence in our company and, as a result, the value of our common stock

Ensuring that we have adequate internal financial and accounting controls and procedures in place so that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that will need to be evaluated frequently. Section 404 of the Sarbanes-Oxley Act requires public companies to conduct an annual review and evaluation of their internal controls and attestations of the effectiveness of internal controls by independent auditors. However, we expect as a smaller reporting company and as an emerging growth company, and thus, we would be exempt from the auditors’ attestation requirement until such time as we no longer qualify as a smaller reporting company and an emerging growth company. We would no longer qualify as a smaller reporting company if the market value of our public float exceeded $75 million as of the last day of our second fiscal quarter in any fiscal year following the filing. We would no longer qualify as an emerging growth company at such time as described in the risk factor immediately below.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to evaluate our internal controls needed to comply with Section 404. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective. If we are unable to assert that our internal control over financial reporting is effective, we could lose investor confidence in the accuracy and completeness of our financial reports, which would cause the price of our common stock to decline.

We will continue to be deemed an emerging growth company until the earliest of (i) the last day of the fiscal year during which we had total annual gross revenues of $1,000,000,000 (as indexed for inflation); (ii) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock under this registration statement; (iii) the date on which we have, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or (iv) the date on which we are deemed to be a ‘large accelerated filer,’ as defined by the SEC, which would generally occur upon our attaining a public float of at least $700 million. Once we lose emerging growth company status, we expect the costs and demands placed upon our management to increase, as we would have to comply with additional disclosure and accounting requirements, particularly if our public float should exceed $75 million on the last day of our second fiscal quarter in any fiscal year following this filing, which would disqualify us as a smaller reporting company

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We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

The JOBS Act permits “emerging growth companies” like us to rely on some of the reduced disclosure requirements that are already available to smaller reporting companies, which are companies that have a public float of less than $75 million. As long as we qualify as an emerging growth company or a smaller reporting company, we would be permitted to omit the auditor’s attestation on internal control over financial reporting that would otherwise be required by the Sarbanes-Oxley Act, as described above and are also exempt from the requirement to submit “say-on-pay”, “say-on-pay frequency” and “say-on-. parachute” votes to our stockholders and may avail ourselves of reduced executive compensation disclosure that is already available to smaller reporting companies.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as we are an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(B).

We will cease to be an emerging growth company at such time as described in the risk factor immediately above. Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile and could cause our stock price to decline.

We have not achieved profitable operations and continue to operate at a loss.

From incorporation to date, we have remained in the research and development sphere and not achieved profitable operations and continue to operate at a loss. Our present business strategy is to improve cash flow by adding to our existing. product line and expanding our sales and marketing efforts, including the addition of both external and in-house sales personnel. There can be no assurance that we will ever be able to achieve profitable operations or that we will not require additional financing to fulfill our business plan

The relative lack of public company experience of our management may put us at a competitive disadvantage.

As a company with a class of securities registered under the Exchange Act, we are subject to reporting and other legal, accounting, corporate governance, and regulatory requirements imposed by the Exchange Act and rules and regulations promulgated under the Exchange Act. Our management team lacks significant public company experience, which could impair our ability to comply with these legal, accounting, and regulatory requirements. Such responsibilities include complying with Federal securities laws and making required disclosures on a timely basis. Our senior management may not be able to implement and effect programs and policies in an effective and timely manner that adequately responds to such increased legal and regulatory compliance and reporting requirements. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business

Our profitability depends upon achieving success in our future operations through implementing our business plan, increasing sales, and expanding our customer and distribution bases, for which there can be no assurance given.

Profitability depends upon many factors, including the success of the Company's marketing program, the Company's ability to identify and obtain the rights to additional products to add to its existing product line, expansion of its distribution and customer base, maintenance or reduction of expense levels and the success of the Company's business activities. The Company anticipates that it will continue to incur operating losses in the future. The Company's ability to achieve profitable operations will also depend on its ability to develop and maintain an adequate marketing and distribution system. There can be no assurance that the Company will be able to develop and maintain adequate marketing and distribution resources. If adequate funds are not available; the Company may be required to materially curtail or cease its operations.

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The Company has agreements with Ferris Holding pursuant to which the Company has the right to produce nutraceutical products and to use Ferris’s trade secrets regarding Ferris’s proprietary Agronifier™ processes, materials, equipment, software, and hardware. As of the date of this Form 10-12g, Ferris is no longer a related party. Barry Epling, our former Chairman.is the Chairman of the Company and the Founder and President of Ferris Holding, Inc. At BioAdaptives, Inc’s inception Ferris was the Company’s largest shareholder, with approximately 83% of the Company’s outstanding shares. As such, the Company’s nutraceutical products and uses of the Agronifier™ technology are not based on technology proprietary to the Company. There can be no assurance that Ferris will continue to license its products or Agronifier™ technology to the Company, the loss of which would have a material adverse effect on our business and ability to operate.

The Company's success in developing products and technologies based on the Ferris Technology licensed to the Company may also depend on our ability to develop, acquire or otherwise license competitive technologies and products and to operate without infringing the proprietary rights of others, both in the United States and internationally. No assurance can be given that any licenses required from third parties will be made available on terms acceptable to the Company, or at all. If the Company does not obtain such licenses, nor able to develop its own, it could encounter delays in product introductions while it attempts to adopt alternate measures or could find that the manufacture or sale of products requiring such licenses is not possible.

If we are unable to successfully develop and market our products or if our products do not perform as expected, our business and financial condition will be adversely affected.

With the release of any new product, we will be subject to the risks generally associated with new product introductions and applications, including lack of market acceptance, delays in development and implementation, and failure of products to perform as expected. In order to introduce and market new products successfully with minimal disruption in customer purchasing patterns, we will need to manage the transition from existing products in the market. There can be no assurance that we will be successful in developing and marketing, on a timely basis, products that respond to advances by others, that our new products will adequately address the changing needs of the market, or that we will successfully manage product transitions. Further, failure to generate sufficient cash from operations or financing activities to develop or obtain improved products and technologies could have a material adverse effect on our results of operations and financial condition.

We are highly dependent on our executive officers and certain of our scientific, technical and operations consultants.

Management anticipates that the Company’s revenues will be derived almost exclusively from the sales of licensed products and new formulations. We depend heavily on our executive officers and certain scientific, technical, and operations consultants, including Dr. Edward E. Jacobs, Jr , our sole Director and Officer and our Advisory Board consisting of Dr. Jun Gu MD, PhD., Dr. Antonina Nabokova, M.D., Charles Timmerman, DVM, Christopher G Hall, MA. The loss of services of any of these personnel could impede the achievement of the Company's objectives. There can be no assurance that the Company will be able to attract and retain qualified executive, scientific, or technical personnel on acceptable terms.

We intend to rely on third parties to manufacture our product line.

The Company has no manufacturing capabilities for its nutraceutical products with respect to the manufacturing of our nutraceutical products for sale and distribution as well as the manufacturing of devices and equipment related to the Agronifier technology and products. The Company plans to use third-party manufacturing resources. Consequently, the Company may be dependent on contract manufacturers for the production of existing products and may depend on third-party manufacturing resources to manufacture equipment and devices it may add to its product line in the future. In the event that the Company is unable to obtain or retain third-party manufacturing, it may not be able to continue its operations as they relate to the sale of such equipment and devices

Our insurance policies may be inadequate and potentially expose us to unrecoverable risks.

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Any significant insurance claims would have a material adverse effect on our business, financial condition and results of operations. Insurance availability, coverage terms and pricing continue to vary with market conditions. We endeavor to obtain appropriate insurance coverage for insurable risks that we identify; however, we may fail to correctly anticipate or quantify insurable risks. Additionally, we may not be able to obtain appropriate insurance coverage, and insurers may not respond as we intend to cover insurable events that may occur. We have observed rapidly changing conditions in the insurance markets relating to nearly all areas of traditional corporate insurance. Such conditions have resulted in higher premium costs, higher policy deductibles, and lower coverage limits. For some risks, we may not have or maintain insurance coverage because of cost or availability

We have limited product liability insurance, which may leave us vulnerable to future claims we will be unable to satisfy.

The testing, manufacturing, marketing and sale of human therapeutic products entail an inherent risk of product liability claims, and we cannot assure you that substantial product liability claims will not be asserted against us. We have limited product liability insurance. In the event we are forced to expend significant funds on defending product liability actions, and in the event those funds come from operating capital, we will be required to reduce our business activities, which could lead to significant losses. We cannot assure you that adequate insurance coverage will be available in the future on acceptable terms, if at all, or that, if available, we will be able to maintain any such insurance at sufficient levels of coverage or that any such insurance will provide adequate protection against potential liabilities. Whether or not a product liability insurance policy is maintained in the future; any product liability claim could harm our business or financial condition.

We may be exposed to material product liability claims, which could increase our costs and adversely affect our reputation and business.

As a manufacturer and distributor of products designed for human consumption, we are subject to product liability claims if the use of our products is alleged to have resulted in injury. Previously unknown adverse reactions resulting from human consumption of these ingredients could occur. The cost of defending against such claims can be substantially higher than the cost of settlement even when such claims are without merit. The high cost to defend or settle product liability claims could have a material adverse effect on our business and operating results.

We have no dividend history and have no intention to pay dividends in the foreseeable future.

We have never paid dividends on or in connection with any class of our common stock and do not intend to pay any dividends to common stockholders for the foreseeable future. Ownership of our common stock will not provide dividend income to the holder, and holders should not rely on investment in our common stock for dividend income. Any increase in the value of investment in our common stock could come only from a rise in the market price of our common stock, which is uncertain and unpredictable, and there can be no guarantee that our stock price will rise to provide any such increase.

We face competition from established as well as other emerging companies, which could divert customers to our competitors and significantly reduce our revenue and profitability.

We expect existing competitors and new entrants to the market to constantly revise and improve their business models in response to challenges from competing businesses, including ours. If these or other participants introduce changes or developments that we cannot meet in a timely or cost-effective manner, our revenue and profitability could be reduced.

In addition, consolidation among our competitors may give them increased negotiating leverage and greater marketing resources, thereby providing corresponding competitive advantages over us. Consolidation among other companies may increase competition from a small number of very prominent companies in the marketplace. If we are unable to compete effectively, competitors could divert our customers away from our products.

Regulations, including those contained in and issued under the Sarbanes-Oxley Act of 2002 (“SOX”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank”), increase the cost of doing business and may make it difficult for us to retain or attract qualified officers and directors, which could adversely affect the management of our business and our ability to obtain or retain listing of our Common Stock.

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We are a public company. The current regulatory climate for public companies, even small and emerging growth companies such as ours, may make it difficult or prohibitively expensive to attract and retain qualified officers, directors and members of board committees required to provide for our effective management in compliance with the rules and regulations which govern publicly held companies, including, but not limited to, certifications from executive officers and requirements for financial experts on boards of directors. The perceived increased personal risk associated with these recent changes may deter qualified individuals from accepting these roles. For example, the enactment of the Sarbanes- Oxley Act of 2002 has resulted in the issuance of a series of new rules and regulations and the strengthening of existing rules and regulations by the SEC. Further, recent and proposed regulations under Dodd- Frank heighten the requirements for board or committee membership, particularly with respect to an individual’s independence from the corporation and level of experience in finance and accounting matters. We may have difficulty attracting and retaining directors with the requisite qualifications. If we are unable to attract and retain qualified officers and directors, the management of our business could be adversely affected.

If we are unable to obtain adequate insurance, our financial condition could be adversely affected in the event of uninsured or inadequately insured loss or damage. Our ability to effectively recruit and retain qualified officers and directors could also be adversely affected if we experience difficulty in obtaining adequate directors’ and officers’ liability insurance.

We do not have officer and director liability insurance or general liability insurance for our business. We may be unable to maintain sufficient insurance to cover liability claims made against us or against our officers and directors. If we are unable to adequately insure our business or our officers and directors, our business will be adversely affected, and we may not be able to retain or recruit qualified officers and directors to manage the Company.

Limitations on director and officer liability and our indemnification of our officers and directors may discourage stockholders from bringing suit against a director.

Our Certificate of Incorporation and By-Laws provide, with certain exceptions as permitted by Delaware corporation law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director. In addition, our Certificate of Incorporation and By- Laws provide for mandatory indemnification of directors and officers to the fullest extent permitted by governing state law

Our failure to manage growth effectively could harm our ability to attract and retain key personnel and adversely impact our operating results.

Our culture is important to us, and we anticipate that it will be a major contributor to our success. As we grow, however, we may have difficulty maintaining our culture or adapting it sufficiently to meet the needs of our operations. Failure to maintain our culture could negatively impact our operations and business results. Additionally, expansion increases the complexity of our business and places a significant strain on our management, operations, technical performance, financial resources and internal control over financial reporting functions.

There can be no assurance that we will be able to manage our expansion effectively. Our current and planned personnel, systems, procedures and controls may not be adequate to support and effectively manage our future operations, especially as we employ personnel in multiple geographic locations. We may not be able to hire, train, retain, motivate and manage required personnel, which may limit our growth, damage our reputation and negatively affect our financial performance and harm our business.

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Risks Related to Ownership of Our Common Stock

As a result of the filing of the Form 10-12g registration statement, we will return to being a fully reporting public reporting company and, accordingly, become subject to the information and reporting requirements of the Exchange Act and other federal securities laws. The costs of preparing and filing annual and quarterly reports, proxy statements and other information. with the SEC and furnishing audited reports to stockholders will cause our expenses to be higher.

Our compliance with the Sarbanes-Oxley Act and SEC rules concerning internal controls may be time consuming, difficult and costly.

Additionally, the Company’s sole officer and director has limited experience in management of a publicly reporting company. It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by Sarbanes-Oxley. We may need to hire additional financial reporting, internal controls and other finance staff in order to develop and implement appropriate internal controls and reporting procedures. If we are unable to comply with Sarbanes-Oxley’s internal controls requirements, we may not be able to obtain the independent accountant certifications that Sarbanes-Oxley Act requires publicly traded companies to obtain.

There is limited public market for our securities and an active trading market may not develop.

We cannot predict the extent to which investor interest will lead to the development of an active trading market on the OTC Bulletin Board or otherwise or how liquid that market might become. If an active public market does not develop or is not sustained, it may be difficult for our current shareholders to sell their shares of Common Stock at a price that is attractive to them, or at all.

Once our shares begin trading again in the OTC Bulletin Board, the market price for our common stock is likely to be volatile, in part because our shares have only been quoted in the Pink sheet market for two years. In addition, the market price of our common stock may fluctuate significantly in response to a number of factors, most of which we cannot control, including:

•	changes in general economic or market conditions or trends in our industry or the economy as a whole and, in particular, in the nutraceutical industry;

•	changes in key personnel;

•	entry into new geographic markets;

•	actions and announcements by us or our competitors or significant acquisitions, divestitures, strategic partnerships, joint ventures or capital commitments;

•	fluctuations in quarterly operating results, as well as differences between our actual financial and operating results and those expected by investors;

•	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

•	announcements relating to litigation;

•	financial guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

•	changes in financial estimates or ratings by any securities analysts who follow our common stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our common stock;

•	the development and sustainability of an active trading market for our common stock;

•	future sales of our common stock by our officers, directors and significant stockholders; and

•	changes in accounting principles affecting our financial reporting.

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These and other factors may lower the market price of our common stock, regardless of our actual operating performance.

As a result, our common stock may trade at prices significantly below the initial public offering price.

The stock markets and trading facilities, including the OTC Bulletin Board, have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many Internet travel services companies. In the past, stockholders of some companies have instituted securities class action litigation following periods of market volatility. If we were involved in securities litigation, we could incur substantial costs and our resources, and the attention of management could be diverted from our business.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our stock price and trading volume could decline.

The trading market for our common stock will depend in part on the research and reports that securities or industry analysts. publish about us or our business. We do not currently have and may never obtain research coverage by securities and industry analysts. If no securities or industry analysts commence coverage of our company, the trading price for our common stock would be negatively impacted. If we obtain securities or industry analyst coverage and if one or more of the analysts who cover us downgrades our common stock or publishes inaccurate or unfavorable research about our business, our stock price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our common stock could decrease, which could cause our stock price and trading volume to decline

Our Common Stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under a regulation of the SEC known as “Rule 144,” a person who has beneficially owned restricted securities of an issuer and who is not an affiliate of that issuer may sell them without registration under the Securities Act provided that certain conditions have been met. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months or 1 year, depending on various factors. The holding period for our common stock would be 1 year if our common stock could be sold under Rule 144. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets.

The SEC has provided an exception to this unavailability if and for as long as the following conditions are met:

•	The issuer of the securities that was formerly a shell company has ceased to be a shell company,

•	The issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act,

•	The issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

•	At least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as “Form 10 Information.”

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As a result, although the registration statement on Form 10 originally filed with the SEC on May 3, 2013, intended to provide “Form 10 Information,” the original Form 10 stated only that the company was a blank-check shell, seeking a transaction with another entity. On October 24, 2013, the Company filed a Current Report on Form 8-K, frequently referred to as a “Super 8-K,” to provide additional information about the Company’s planned operations, contracts, shareholders, management, financial position, and other information constituting Form 10 Information under the SEC’s regulations, and stating Management’s position that the Company had exited the shell company stage of development as of the date of the Super 8-K Report. In the Super 8-K Report, Management stated its belief that the entry by the Company into the two license agreements with Ferris Holding, the entry into asset purchase agreement with BioSwan, the acquisition of certain of the assets of BioSwan, and the receipt of an initial order for the Company’s products were evidence that the Company no longer met the definition of a “shell company” because the Company has assets consisting of more than just cash, cash equivalents, and nominal other assets, and that the information provided in the “Super 8-K” constituted Form 10 Information about the Company, pursuant to which the Company had exited shell company status. The Company filed a Form 15-15D on March 31, 2017, causing the Company to cease being a fully reporting Company and be quoted only on the Pink Sheet market for two years, causing this form 10 to be filed again to return it to being a fully reporting Company.

Nevertheless, because of the Company’s prior history, stockholders who receive our restricted securities will be able to sell them pursuant to Rule 144 without registration for only as long as we continue to meet those requirements . No assurance can be given that we will meet these requirements or that we will continue to do so. Furthermore, any non-registered securities we sell in the future or issue for acquisitions or to consultants or employees in consideration for services rendered, or for any other purpose, will have limited or no liquidity until and unless such securities are registered with the SEC and/or until a year after we have complied with the requirements of Rule 144. As a result, it may be harder for us to fund our operations, to acquire assets and to pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt for equity securities unless we agree to register such securities with the SEC, which could cause us to expend additional resources in the future. In addition, if we are unable to attract additional capital, it could have an adverse impact on our ability to implement our business plan and sustain our operations. Our status as a former “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions, which could cause the value of our securities, if any, to decline in value or become worthless.

The Company may issue more shares in connection with future mergers or acquisitions, which could result in substantial dilution to existing shareholders.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock. Any future merger or acquisition effected by us may result in the issuance of additional securities without stockholder approval and may result in substantial dilution in the percentage of our common stock held by our then-current stockholders. Moreover, the common stock issued in any such merger or acquisition transaction may be valued on an arbitrary or non-arm’s-length basis by our management, resulting in an additional reduction in the percentage of common stock held by our then existing stockholders. Our Board of Directors has the power to issue any or all of such authorized but unissued shares without stockholder approval. To the extent that additional shares of common stock or preferred stock are issued in connection with a future business combination or otherwise, dilution to the interests of our stockholders will occur, and the rights of the holders of common stock could be materially and adversely affected.

Our Certificate of Incorporation authorizes the issuance of “blank check” preferred stock, which could result in dilution to the holdings of our stockholders.

Our Certificate of Incorporation authorizes the issuance of up to 5,000,000 shares of preferred stock with designations, rights and preferences determined from time to time by our Board of Directors. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of the common stock. In the event of issuance, the preferred stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company. Although as of the date of this Form 10 statement we had no intentions or plans to issue any shares of our authorized preferred stock, there can be no assurance that we will not do so in the future, and such issuances could have a dilutive impact on the holdings of our stockholders.

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Our common stock may be considered a “penny stock,” and thereby be subject to additional sale and trading regulations that may make it more difficult to sell.

Our common stock may be a “penny stock” if it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is not traded on a “recognized” national exchange; (iii) it is not quoted on the Nasdaq Capital Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15g-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor’s account.

Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;

(ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;

(iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor’s financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise

In addition, if we failed to meet the criteria set forth in SEC regulations, various requirements would be imposed by law on broker-dealers who sell our securities to persons other than established customers and accredited investors. Consequently, such regulations may deter broker-dealers from recommending or selling the common stock, which may further affect its liquidity. This would also make it more difficult for us to raise additional capital.

Our internal controls over financial reporting may not be effective and our independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on our business and reputation.

As a public company, we will be required to evaluate our internal controls over financial reporting. Furthermore, at such time as we cease to be an “emerging growth company,” as more fully described in these Risk Factors, we shall also be required to comply with Section 404. At such time, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404. We cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, our independent registered public accounting firm may issue an adverse opinion due to ineffective internal controls over financial reporting and we may be subject to sanctions or investigation by regulatory authorities, such as the SEC. As a result, there could be a negative reaction in the financial markets due to a loss of confidence in the reliability of our financial statements. In addition, we may be required to incur costs in improving our internal control system and the hiring of additional personnel. Any such action could negatively affect our results of operations and cash flows.

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We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors, potentially decreasing our stock price.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from Various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if potential investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile or decrease.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, we may choose “opt out” of such extended transition period, and as a result, we would then comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards would be irrevocable.

When these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We may remain an “emerging growth company” for up to five years, although we may cease to be an emerging growth company earlier under certain circumstances. We cannot predict or estimate the amount of additional costs we may incur as a result of the change in our status under the JOBS Act or the timing of such costs.

Our management and other affiliates have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders.

As of the date of this Form 10-12g, one entity owns approximately 52% of our common stock, however it has given the Irrevocable voting rights to the Company’s Board of Director. At this time, the company has a sole Director, who also Owns, approximately 11.60% of the common stock, thereby representing the voting rights of approximately 63% of the voting power of our outstanding capital stock. As a result, the Board will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders.

Anti-takeover provisions in our charter documents and Delaware law might discourage or delay acquisition attempts for us that you might consider favorable.

Our Amended and Restated Certificate of Incorporation and By-laws contain provisions that may make the acquisition of us more difficult without the approval of our board of directors. These provisions, among other things:

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•	authorize the issuance of undesignated preferred stock, the terms of which may be established and the shares of which may be issued without stockholder approval, and which may include supermajority voting, special approval, dividend or other rights or preferences superior to the rights of the holders of common stock;

•	prohibit stockholder action by written consent, which requires all stockholder actions to be taken at a meeting of our stockholders;

•	provide that only the chairperson of our board of directors, chief executive officer or a majority of the board of directors may call a special meeting of stockholders;

•	provide that our board of directors is expressly authorized to make, alter or repeal our amended and restated by- laws;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum; and

•	establish advance notice requirements for nominations for elections to our board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These antitakeover provisions and other provisions under Delaware law may prevent new investors from influencing significant corporate decisions, could discourage, delay or prevent a transaction involving a change-in-control, even if doing so would benefit our stockholders. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause us to take other corporate actions you desire.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock or other securities and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deems relevant.

ITEM 2. FINANCIAL INFORMATION.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with the Financial Statements of our Company and notes thereto included elsewhere in this Form 10.

Forward Looking Statements

The following information specifies certain forward-looking statements of the management of our Company. Forward- looking statements are statements that estimate the happening of future events and are not based on historical fact. Forward-looking statements may be identified by the use of forward-looking terminology, such as may, shall, could, expect, estimate, anticipate, predict, probable, possible, should, continue, or similar terms, variations of those terms or the negative of those terms. The forward-looking statements specified in the following information statement have been compiled by our management on the basis of assumptions made by management and considered by management to be reasonable. Our future operating results, however, are impossible to predict and no representation, guaranty, or warranty is to be inferred from those forward-looking statements.

All forward-looking statements in this Form 10 are based on information available to us as of the date of this report, and we assume no obligation to update any forward-looking statements.

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Results of Operations for the Years Ended December 31, 2018 and December 31, 2017

Our operating results for the years ended December 31, 20l 8 and December 31, 2017 are summarized as follows:

	Year Ended December 31,
	2018	2017	Change
Revenue	$-	$3,735	(3,735)
Cost of sales	$-	$(1,818)	1,818
Operating expenses	$657,941	$(64,416)	(593,525)
Other income (expenses)	$748,722)	$-	(748,722)
Net income (loss)	$(1,406,633)	$(62,499)	(1,344,164)

During fiscal 2017, revenues come from the sale of products since the Company has purchased the products from Ferris Holding, Inc which superseded all licensing agreements. In 2018, we reported $0 in revenue as all remaining inventory purchased from FHI was sold back to them, while the Company tests new products before relaunching its sales effort.

During first quarter ended March 31, 2019, revenue from the sale of products were $1,532 and cost of revenue was $340 and we report a gross profit of $1192 (Please refer Q1 2019 financial from page 44)

Operating Expenses

Our expenses for the periods ended December 31, 2018 and December 31, 2017 are outlined in the table below:

	Year Ended December 31,
	2018	2017	Change
General and administrative	$166,222	$24,854	141,368
Stock-based compensation – services	$101,995	$34,000	67,995
Stock-based compensation - services - related party	$170,690	$5,182	165,508
Professional fees	$219.034	$380	218,654
Depreciation	-	-	-
Total	$657,941	$64,416	593,525

Our operating expenses were largely attributable to office, rent, professional fees, and stock-based compensation related to our reporting requirements as a public company and the transition out of being a blank check Company.

Operating expenses increased by $593,525, from $64,416 for the year ended December 31, 2017 to $657,941 for the year ended December 31, 2018. Primarily, the difference is attributable to an increase in general and administrative expense of approximately $141,368; $ 218,654 in professional fees; as well as increased in Management and consultant compensations, to catch up on all the delinquent SEC filings services to return to be a fully reporting Company and to transition out of being a blank check Company

The Company filed a 15-15 (d) on March 31, 2017, we incurred over $90,000 for operating expenses, including, legal, and audit expenses associated with our reporting requirements as a public company under the Exchange Act when to finally be able to catch up on audited filing to return the Company to a fully reporting Company in second Quarter 2019. Until that time, the Company continues to file unaudited and unaudited Statements and reporting to the OTC market for its public disclosure.

In Q1 2019, we had operating expenses of $66,667 mainly due to accounting and auditing fees from balance payment for bring current the Company’s financial for the intended filing of a Form 10-12(g), which was filed on May 10, 2019. The professional fees also included stock-based compensation to CEO and consultant. (Refer Q1 financials from page 44)

Net loss

As a result of our operating expenses and other expense the Company reported a net loss for the year ended December 31, 2018 of $1,406,663 (December 31, 2017 - $62,499).

For Q1 2019, the Company showed a net income of $92,445, however this is strictly due to a change in the fair value of derivative liabilities to the sum of $208, 445. (Refer Q1 financial from Page 44)

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Comprehensive Income (Loss)

On May 21, 2014, the Company entered into a Stock Sale and Purchase Agreement (the "Agreement") with BioSwan, Inc., a Nevada corporation ("BioSwan"), pursuant to which, BioSwan agreed to purchase 200,000,000 shares of restricted stock of CleanPath Resources Corp., a Nevada corporation (the "CleanPath Shares"). BioSwan agreed to transfer to the Company, as payment for the CleanPath Shares, a total of 1,057,362 shares of restricted stock of Hemp, Inc. (the "Hemp Shares") owned by BioSwan. As a result of the Agreement, the Company recorded a loss on sale of marketable securities of $138,462 for year ended December 31, 2014. On July 31, 2015, the total of 1,057,362 Hemp Shares changed to 105,736 shares due to the 10 for 1 reverse split.

At December 31, 2018 and 2017, the quoted value of Hemp Shares, market security was$ 3,986 and $3,203 ($0.0377 and $0.0303 per share) resulting in other comprehensive gain (loss) of $ 783 and ($ 445) the year ended December 31,2018 and 2017, respectively.

Liquidity and Capital Resources

Working Capital

	December 31, 2018	December 31, 2017	Change
Current Assets	$110,059	$3,563	106,496
Current Liabilities	$715,989	$58	715,931
Working Capital (Deficiency)	$-	$3,505	(609,435)

For Q1 2019, the total current assets were reduced to $31,341, due to a return of raw material inventory to supplier in exchange for future finished goods (please see note 1 of financials ended March 31, 2019) for $39723.55 and a small value reduction in its marketable securities and a reduced cash position in hand.

The Q1 2019 liabilities are also reduced to $485,263 due to a reduction in account payable, but mainly due to a change in Derivative liabilities from December 31, 2018 $662,038 to March 31, 2019 being $453, 593. (Please refer Q1 financials from page 44)

Cash Flow

	Year Ended December 31
	2018	2017	Changes
Cash Flows From (Used In) Operating Activities	$(402,145)	$(504)	(401,605)
Cash Flows Used in Investing Activities	$32,000	$-	32,000
Cash Flows from Financing Activities	$426,000	$(6,735)	432,735
Net Increase (Decrease) in Cash During Period	$55,855	$(7,275)	63,130

 For the period ended March 31, 2019 Net cash used in operating activities was ($46,896) and net change in cash for this quarter was (36,896) Please refer Q1 financial from page 44.

Cash Used in Operating Activities

Our cash flow used for the year ended December 31, 2018 and December 31, 2017 was due to the increase in operating activities in accounting, auditing, legal related expenses to proceed to bring the Company to current filing status to a fully reporting Company again, as well as working towards transitioning the Company out of a blank Check Company.

Cash Used in Investing Activities

The Company used $0 and $32,000 of cash for investing activities during the year ended December 31, 2017 and 2018, when The Company sold discontinued assets to Ferris Holding, Inc.

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Cash from Financing Activities

Cash flows increased in financing activities during the year ended December 31, 20 I8 to $426,000 and Cash flows provided by financing activities during the year ended December 31, 2017 was ($6,735). The Company received capital contribution of $426,00 through the offering of convertible debenture in 2018 and advances from our then majority shareholder of $1,500 for the year ended December 31, 2017

As of December 31, 2018, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

At December 31, 2018, we had $56,215 of cash on-hand and an accumulated deficit of $4,519,990, and as noted throughout this statement and our financial statements and notes thereto, our independent auditors have expressed their substantial doubt as to our ability to continue as a going concern as of December 31, 2018. We anticipate incurring significant losses in the future. We do not have an established source of revenue sufficient to cover our operating costs. Our ability to continue as a going concern is dependent upon our ability to successfully compete, operate profitably and/or raise additional capital through other means. If we are unable to reverse our losses, we will have to discontinue operations.

The financial statements included in this report have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business.

Management's plans include the raising of capital through the equity markets to fund future operations, seeking additional acquisitions, and generating of revenue through our business. However, even if we do raise sufficient capital to support our operating expenses and generate adequate revenues, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where we will generate profits and positive cash flows from operations. These matters raise substantial doubt about our ability to continue as a going concern. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might result from this uncertainty.

Off-Balance Sheet Arrangements

We did not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investor.

ITEM 3. PROPERTIES.

Our address is 4385 Cameron Street, Las Vegas, NV 89103. Our phone number is (702) 659-8829.

22

ITEM 4. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.

The following table sets forth certain information as of April 30, 2019 regarding the number of shares of Common Stock beneficially owned by (i) each person or entity known to us to own more than five percent of our Common Stock; (ii) each of our Named Executive Officers; (iii) each of our directors; and (iv) all of our executive officers and directors as a group.

Except as otherwise noted, the persons named in the table have sole voting and dispositive power with respect to all shares beneficially owned, subject to community property laws where applicable.

As of April 30, 2019

Title of class	Name of beneficial owner	Amount of beneficial ownership		Percent of class
Common Stock	Edward E. Jacobs, Jr Director, President, CEO	2,155,684		11.60%
	Secretary, CFO
All officers and Directors as a Group (1 person)		2,155,684		11.60%

More than 5% Beneficial Owners:

Common Stock	Breath of Life Foundation 6490 Desert Inn Rd, Las Vegas, 89145	9,628,568	(1)	51.84%

Common Stock	Edward E. Jacobs, Jr 1201 Virginia City Avenue, Las Vegas, NV 89106	2,155,684		11.60%

(1) Breath of Life Foundation assigned irrevocable voting rights to the Board of Director of BioAdaptives, Inc

ITEM 5. DIRECTORS AND EXECUTIVE OFFICERS.

The following information sets forth the names, ages, and positions of our current directors and executive officers as of April 30, 2019.

Name	Age	Principal Positions with Us
Edward E. Jacobs, Jr MD	79	President, Chief Executive Officer, Chief Financial Officer and Secretary

Biographical Information for Edward E. Jacobs, Jr MD

Dr. Edward E. Jacobs, Jr., a graduate of Princeton University and Harvard Medical school, is a biotechnology consultant with over 25 years’ experience in biopharmaceutical and medical device development, as well as, 35 years of teaching and direct patient care. Dr. Jacobs has participated in drug development process from discovery through animal and human studies, including regulatory support for FDA and international regulatory affairs, strategic planning and investor relations.

Dr. Jacobs has extensive clinical operations experience, having executed more than 15 human trials in the US, Europe, Eastern Europe, and the Republic of South Africa. He has also served as a medical monitor and liaison for clinical investigators involved with international trials with responsibility for regulatory compliance.

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After completing surgical training at Harvard and research positions at the National Heart, Lung and Blood Institute, Bethesda, Maryland, and at Saint Thomas’ Hospital Medical School, London, Dr. Jacobs was a member of the Harvard Medical School staff, combining teaching with clinical practice and research. He has also served on the Scientific Advisory Board of the Armenise-Harvard Foundation and the Publications Committee for the New England Journal of Medicine Scientifically, Dr. Jacobs has made original observations in the field of tissue oxygenation therapy and water modification. His current focus is on natural products for animal and human use, anti-ageing strategy, and primitive cell biology.

He is an author of more than 40 scientific publications and is the holder of four patents.

For the period 1979-1984, Dr. Jacobs served on the Board of Managers at the Massachusetts Eye and Ear Infirmary, a Harvard teaching hospital. As a Manager, appointed by the Governor of Massachusetts, he contributed to the oversight of the general operations of the hospital, development strategy, regulatory matters, and investment decisions including acquisitions of real estate.

During the past five years, before becoming an Officer and Director at BioAdaptives, Inc. on October 2, 2017, Dr. Jacobs has been a consultant for three companies: Forum Pharmaceuticals, Inc., Waltham, MA, Ferris Holdings, Inc., Las Vegas, NV., and BioAdaptives, Inc., Las Vegas, NV.

From 2010 until March 2016 Dr. Jacobs was a part-time Senior Medical Affairs Consultant at Forum Pharmaceuticals, Inc., a subsidiary of Fidelity. He functioned as a medical liaison with investigators in the US and Europe engaged in Phase II and III clinical trials of a new drug for memory loss. He was responsible for supporting medically related communications between clinicians and the Company. Forum Pharmaceuticals ceased operations in 2016 after unfavorable Phase II trial results.

From 2013 until October 2, 2017 Dr. Jacobs was a part-time scientific consultant for Ferris Holdings, Inc. He advised the Company about the medical and regulatory aspects of new dietary supplements and the biology related to stem cells. He developed protocols for animal and human testing, provided oversight for the cost and conduct of the studies, interpretation of the results, and contributed to the modification of supplement formulas under development.

From 2013 until October 2, 2017 Dr. Jacobs was a part-time consultant for BioAdaptives, Inc. As a member of the Scientific Advisory Board, he contributed to the scientific and regulatory aspects of new, all natural, dietary supplements for animals and humans. He collaborated with other medical, veterinary, and scientific professionals and worked with the Chairman of the Board of Directors on budgetary matters, marketing initiatives, and strategic planning. His exposure to the ongoing financial and organizational challenges facing a development stage company helped prepare him later to assume a more definitive role as an Officer and Director of the Company.

ITEM 6. EXECUTIVE COMPENSATION.

Up to April 30, 2019, the following officers and director have received cash and restricted stock awards as compensation for Services since the Company’s inception. However, as of September 2018 and until the Company acquires additional capital, it is not anticipated that any officer or director will receive salary compensation from the Company other than reimbursement for out-of-pocket expenses incurred on behalf of the Company.

The Company has no stock option, retirement, pension, or profit-sharing programs for the benefit of directors, officers or other employees, but our officers and directors may recommend adoption of one or more such programs in the future.

The Company does not have a standing compensation committee, audit committee, nomination committee, or committees performing similar functions. We anticipate that we will form such committees of the Board of Directors once we have a full Board of Directors.

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Name & Principal Position	Year	Salary		Bonus		Restricted Stock Awards			Option		Awards		Total Other Compensation
Edward E. Jacobs, Jr	2019	$	Nil	$	Nil		$28,000	[1]	$	Nil	$	Nil		$28,000
Director, President	2018		$20,000	$	Nil		$62,500		$	Nil	$	Nil		$82,500
Chief Executive Officer	2017	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
Secretary, Treasurer	2016	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
Medical Adviser	2015	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
	2014	$	Nil	$	Nil		$365,000		$	Nil	$	Nil		$365,000
James E Rouse
Former Director & President	2018		$51,250	$	Nil		$37,500		$	Nil	$	Nil		$88,750
Kim Southworth
Former Director and	2018		$35,179	$	Nil	$	Nil		$	Nil	$	Nil		$35,179
Chief Executive Officer	2017		$2,000	$	Nil	$	Nil		$	Nil	$	Nil		$2,000
Christopher G. Hall,
Former President,	2017	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
Chief Executive Officer,	2016	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
Chief Financial Officer, and Secretary	2015	$	Nil	$	Nil		$49,446		$	Nil	$	Nil		$49,446
Barry Epling
Former Chairman Board of Directors	2017	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
President, Chief Executive Officer	2016	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
Chief Financial Officer &	2015	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
Secretary	2014	$	Nil	$	Nil	$	Nil		$	Nil	$	Nil	$	Nil
Gerald Epling
Former President, Chief Executive Officer Chief Financial Officer and Director	2014	$	Nil	$	Nil		$724,671	[2]	$	Nil	$	Nil		$724,671

______________

(1)	Monthly compensation taken in restrict stock in lieu of cash at $7,000 monthly.
(2)	Compensation includes 98,540 shares of common stock paid to Ferris Holdings Inc. on May 20, 2014 valued at $359,671 ($3.65 per share).

ITEM 7. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE.

At the inception of the Company, the majority shareholder, Ferris Holding, Inc and its beneficial owner Barry Epling was the majority shareholder and from 2013 to October 2, 2017 he held various positions as Chairman of the Board and Management. On October 2, 2017, the Company settled outstanding debt with Ferris Holding and issued 1,197,806 restricted common stock for $203,627. At the same time, the Company further sold discontinued assets for Dog Treat formulation and manufacturing to Ferris Holding for $32,000. Barry Epling resigned his position as Chairman of the Board as of October 2, 2017. Ferris Holding gifted 9,628,568 of its restricted common stock to a 501-C3 Foundation, Breath of Life. Ferris Holding, Inc and Barry Epling are no longer majority shareholders of the Company.

Our management and Director have significant control of our common stock and could control our actions in a manner that conflicts with the interests of other stockholders.

As of the date of this Form 10-12(g), Dr. Edward E. Jacobs, Jr, the sole Director and Officer owned and controlled approximately 11.60% of our outstanding capital stock, as well as controlling the voting rights of our major shareholder, Breath of Life Foundation, a 501-C3 Foundation, who has assigned their irrevocable voting rights to the Board of Director of BioAdaptives, Inc. This represents the total voting power of 62.44% of our outstanding capital stock. As a result, Management will be able to exercise considerable influence over matters requiring approval by our stockholders, including the election of directors, and may not always act in the best interests of other stockholders. Such a concentration of ownership may have the effect of delaying or preventing a change in our control, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices.

ITEM 8. LEGAL PROCEEDINGS.

None.

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ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

(a) Market

Our Common Stock was traded on the OTC Bulletin Board under the symbol BDPT, until March 31,2017, when the Company filed a 15-15d. Since April 1, 2017, it is quoted on OTC Pink under the symbol BDPT and there is no established public trading market for the class of common equity.

Table below shows the high and low for our common stock from First Quarter 2017 to First Quarter of 2019.

Quarter	Q1 2017	Q2 2017	Q3 2017	Q4 2017	Q1 2018	Q2 2018	Q3 2018	Q4 2018	Q1 2019
Date	01/01/2017	04/01/2017	07/01/2017	10/01/2017	01/01/2018	04/01/2018	07/01/2018	10/01/2018	01/01/2019
range	03/31/2017	06/30/2017	09/30/2017	12/31/2017	03/31/2018	06/30/2018	09/30/2018	12/31/2018	03/31/2019
High bid	0.39	0.3479	0.225	0.2007	0.235	0.25	0.24	0.20	0.134
Low bid	0.21	0.20	0.17	0.0801	0.1021	0.135	0.151	0.16	0.12

(b )Holders

As of April 30, 2019, there are approximately 185 holders of an aggregate of 18,573,289 shares of our Common Stock issued and outstanding.

(c) Dividends.

We have not paid any cash dividends to date and do not anticipate or contemplate paying dividends in the foreseeable future. It is the current intention of management to utilize all available funds for the development of the Registrant’s business.

(d) Securities authorized for issuance under equity compensation plans.

None

ITEM 10. RECENT SALES OF UNREGISTERED SECURITIES.

Additionally, we sold a total of 1,470,907 shares of our restricted Common Stock to four individuals/entities in the last two years. They were from conversions of holders of convertible debenture:

294,284 on August 31, 2018 for 0.1028 per share

1,176,623 on October 24, 2018 for 0.096 per share

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Below is table showing all unregistered shares issued in the last three years of 2016-2017-2018:

Date of transaction	Transaction type	Number of shares issued or cancelled	Class of Securities	Were the shares issued at a discount	Individual/Entity shares were issued to	Reasons for issuance
08/11/2016	New	1,444,020	Common	No	Ferris Holding, Inc (Barry Epling)	Purchase of inventory
11/10/2017	New	150,000	Common	No	Bruce Colclasure	Consulting Services
11/10/2017	New	50,000	Common	No	Christopher Tinney	Consulting Services
03/07/2018	New	1,250,000	Common	Yes	Kingsgate Management	Sale
07/022018	Cancellation	1,250,000	Common	Yes	Kingsgate Management	Failure to pay
08/06/2018	New	250,000	Common	No	James Rouse	Employment Agreement
08/06/2018	New	100,000	Common	No	Edward E. Jacobs, Jr	Employment Agreement
08/06/2018	New	100,000	Common	No	Debra Rouse	Employment Agreement
08/06/2018	New	50,000	Common	No	Hotei Worldwide (Christopher Tinney)	IR services
08/06/2018	New	4,000	Common	No	Yuqi Wang	Consideration for convertible debenture subscription
08/06/2018	New	5,000	Common	No	Xiao Kui Ma	Consideration for convertible debenture subscription
08/06/2018	New	5,000	Common	No	Yan Sun	Consideration for convertible debenture subscription
08/06/2018	New	25,000	Common	No	Fei & Scott Havenor	Consideration for convertible debenture subscription
08/24/2018	New	5,000	Common	No	Yun Yue Traditional IRA	Consideration for convertible debenture subscription
08/24/2018	New	12,000	Common	No	2016 Tina Tianxin Liang Trust	Consideration for convertible debenture subscription
08/24/2018	New	12,000	Common	No	Stephanie Hui Qing Shao	Consideration for convertible debenture subscription
08/24/2018	New	4,000	Common	No	Xiao Yun Pan	Consideration for convertible debenture subscription
08/24/2018	New	12,000	Common	No	Kim Hock Tham & Piak Yok Tan trust	Consideration for convertible debenture subscription
08/24/2018	New	4,000	Common	No	Ang Li	Consideration for convertible debenture subscription
08/31/2018	New	294,284	Common	No	Yan sun	Conversion Note – convertible debenture
09/04/2018	New	5,000	Common	No	Hong Yu	Consideration for convertible debenture subscription
10/24/2018	New	100,000	Common	No	Christopher G Hall	Consulting and Advisory Board Services
10/24/2018	New	100,000	Common	No	Dr. Jun Gu	Consulting and Advisory Board Services
10/24/2018	New	5,000	Common	No	Xiaonan Chen	Consideration for convertible debenture subscription
10/24/2018	New	130,020	Common	No	Yan Sun	Conversion Note-convertible debenture
10/24/2018	New	195,030	Common	No	FBO Yun Yue Traditional IRA	Conversion Note-convertible debenture
10/24/2018	New	455,070	Common	No	Xiaonan Chen	Conversion Note-convertible debenture
10/24/2018	New	125,623	Common	No	Yun Yue	Conversion Note-convertible debenture
10/24/2018	New	270,880	Common	No	Kim Hock Tham & Piak Yok Tan trust	Conversion Note-convertible debenture
10/24/2018	New	100,000	Common	No	Vibrant Concepts, inc (David Cook)	Consulting Design Services
10/24/2018	New	50,000	Common	No	RawMar Enterprises, LLC (Cody McKinley)	Consulting Marketing Services
10/24/2018	New	50,000	Common	No	Jonathan Bennett	Consulting website internet Services

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ITEM 11. DESCRIPTION OF REGISTRANT’S SECURITIES

The following summary includes a description of material provisions of the Company’s capital stock.

Authorized Capital Stock

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, par value $.0001 per share, (the "Common Stock"), of which as of April 30, 2019, there are 18,573,289 issued and outstanding, and 5,000,000 shares of Preferred Stock, (the “Preferred Stock”) par value $.0001 per share, of which none have been designated or issued. The following summarizes the important provisions of the Company’s capital stock.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available. In the event of a liquidation, dissolution or winding up of the company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, we have no plans to neither issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

ITEM 12. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our Certificate of Incorporation and Bylaws provide for the indemnification of present or former directors or officers to the fullest extent permitted by Delaware law, against all expense, liability, and loss reasonably incurred or suffered by such officers or directors in connection with any action against such officers or directors. Currently we do not maintain director and officer liability insurance

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ITEM 13. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

BIOADAPTIVES, INC

CONSOLIDATED FINANCIAL STATEMENTS

AS PF AMD FPR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

And Unaudited Financial Statement for First Quarter 2019

29

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of BioAdaptives, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of BioAdaptives, Inc. as of December 31, 2018 and 2017, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

May 8, 2019

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BIOADAPTIVES, INC.

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash	$56,215	$360
Marketable securities	3,987	3,203
Inventory	49,857	-
Total Current Assets	110,059	3,563

TOTAL ASSETS	$110,059	$3,563

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable and accrued liabilities	53,951	58
Derivative liabilities	662,038	-
Total Current Liabilities	715,989	58

Convertible notes - net of discount of $223,189	87,811	-
Total Liabilities	803,800	58

Stockholders' Equity (Deficit):
Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	-	-
Common stock ($.0001 par value, 100,000,000 shares authorized; 18,371,671 and 15,578,262 shares issued and outstanding as of December 31, 2018 and 2017, respectively)	1,837	1,559
Additional paid-in capital	3,824,412	3,115,273
Accumulated other comprehensive loss	-	(58,336)
Accumulated deficit	(4,519,990)	(3,054,991)
Total Stockholders' Equity (Deficit)	(693,741)	3,505
TOTAL LIABILITIES AND STOCKHOLDERS' (EQUITY) DEFICIT	$110,059	$3,563

The accompanying notes are an integral part of these consolidated financial statements.

31

BIOADAPTIVES, INC. CONSOLIDATED STATEMENTS

OF OPERATIONS AND COMPREHENSIVE LOSS

	Year Ended December 31,
	2018	2017

Revenues	$-	$-
Cost of revenue	-	-
Gross Profit	-	-

Operating Expenses
General and administrative	166,222	58,854
Professional fees	219,034	380
Stock based compensation	272,685	5,182
Total Operating Expenses	657,941	64,416

Other Income (Expense)
Unrealized gain on marketable securities	783	-
Interest expense	(247,885)	-
Change in fair value of derivative liabilities	(501,620)	-
Total Other Expense	(748,722)	-

Loss from continuing operation	(1,406,663)	(64,416)

Gain from discontinued operations	-	1,917

Net Loss	$(1,406,663)	$(62,499)

Other Comprehensive Income (Loss), net of tax
Unrealized gain (loss) on marketable securities	-	(445)
Other Comprehensive Income (Loss)	-	(445)

Comprehensive Loss	(1,406,663)	(62,944)

Net Loss Per Common Share: Basic and Diluted	$(0.08)	$(0.00)
Net Loss from Continuing Operation Per Common Share: Basic and Diluted	$(0.08)	$(0.00)
Net Income from Discontinued Operations Per Common Share: Basic and Diluted	$-	$0.00

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	16,973,686	14,525,155

The accompanying notes are an integral part of these consolidated financial statements.

32

BIOADAPTIVES, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

	Preferred stock		Common stock		Additional paid-in	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	capital	Deficit	Loss	Total

Balance, December 31, 2016	-	$-	14,180,456	$1,419	$2,872,604	$(2,992,492)	$(57,891)	$(176,360)

Share-based compensation	-	-	-	-	5,182	-	-	5,182
Common stock issued for service	-	-	200,000	20	33,980	-	-	34,000
Common stock issued for related party debt	-	-	1,197,806	120	203,507	-	-	203,627
Net change in unrealized gain on marketable securities	-	-	-	-	-	-	(445)	(445)
Net loss for the period	-	-	-	-	-	(62,499)	-	(62,499)

Balance, December 31, 2017	-	$-	15,578,262	$1,559	$3,115,273	$(3,054,991)	$(58,336)	$3,505

Adoption of accounting standards	-	-	-	-	-	(58,336)	58,336	-
Common stock issued for cash	-	-	-	-	-	-	-	-
Common stock issued for service	-	-	570,758	57	101,938	-	-	101,995
Common stock issued for service - related party	-	-	644,744	64	118,261	-	-	118,325
Common stock issued with convertible notes	-	-	107,000	10	22,200	-	-	22,210
Common stock issued for conversion of debt	-	-	1,470,907	147	139,003	-	-	139,150
Resolution of derivative liabilities	-	-	-	-	285,568	-	-	285,568
Warrant issued for service	-	-	-	-	52,365	-	-	52,365
Sales of asset to related party	-	-	-	-	32,000	-	-	32,000
Reclassification of derivative liability from additional paid in capital	-	-	-	-	(42,196)	-	-	(42,196)
Net loss for the period	-	-	-	-	-	(1,406,663)	-	(1,406,663)

Balance, December 31, 2018	-	$-	18,371,671	$1,837	$3,824,412	$(4,519,990)	$-	$(693,741)

The accompanying notes are an integral part of these consolidated financial statements.

33

BIOADAPTIVES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(1,406,663)	$(62,499)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	101,995	34,000
Stock-based compensation - related party	118,325	5,182
Warrants issued for service	52,365	-
Bad debt	19,381	-
Change in fair value of derivative liabilities	501,620	-
Amortization of debt discount	202,811	-
Unrealized gain on investments in marketable securities	(784)	-
Changes in operating assets and liabilities:
Inventory	(49,857)	1,818
Prepaid expense and other current assets	(19,381)	-
Accounts payable and accrued liabilities	78,043	(2,542)
Accrued liabilities – related party	-	23,501
Net Cash Used in Operating Activities	(402,145)	(540)

CASH FLOWS FROM INVESTING ACTIVITIES
Sales of assets	32,000	-
Net cash used in Investing Activities	32,000	-

CASH FLOWS FROM FINANCING ACTIVITIES
Advances from related party	-	1,500
Payment on advances from related party	-	(8,235)
Proceeds from Convertible notes	426,000	-
Net Cash Provided By (Used In) Financing Activities	426,000	(6,735)

Net change in cash	55,855	(7,275)
Cash at beginning of period	360	7,635
Cash at end of period	$56,215	$360

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$12,739	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Derivative liability recognized as debt discount	$403,789	$-
Unrealized loss on investments in marketable securities	$-	$445
Common stock issued in conjunction with convertible notes	$22,210	$-
Issuance of common stock for conversion of debt and accrued interest	$139,150	$-
Resolution of derivative liability upon conversion of debt	$285,568	$-
Reclassification of derivative liability from additional paid in capital due to tainted instruments	$42,196	$-
Common stock issued for related party debt	$-	$203,627
Gain on sale of asset to related party	$32,000	$-

The accompanying notes are an integral part of these consolidated financial statements.

34

BIOADAPTIVES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND HISTORY

Description of business

BioAdaptives, Inc. (formerly known as APEX 8 Inc.) (“BioAdaptives”,” Company”) was incorporated under the laws of the State of Delaware on April 19, 2013. BioAdaptives is a research, development, and educational company. Our current focus is on products and strategies that improve health and wellness. These products include dietary supplements, specialty food items, and proprietary methods of optimizing the bioelectromagnetic availability of foods and beverages. Our base of intellectual property and products, which are patent pending solutions in the form of devices and nutraceuticals, are designed to aid in cognition, focus, fatigue reduction, increased testosterone, improved overall emotional and physical wellness, healing, and anti-aging.

The Company's strategy is to develop a position as a leader in supplying science-based quality nutraceutical products to an aging population within developed countries such as the United States, Canada, APAC countries, such as China, Japan, Korea, Singapore, Taiwan, Australia and New Zealand, as well as both Western and Eastern Europe, while continuing to create new innovative, health inspired products to start generating growth in sales and profitability. Some of the products have proven to be as effective or even more effective on horses and dogs than on humans and this has caused the Company to expand the target market to include dogs and horses.

Since 2014, BioAdaptives®, has been engaged in the research of primitive cells, including stem cells and their derivatives and natural ingredients which may encourage its proliferation. Such studies were conducted both on human and animals, in particular, canine and equine. The results have been encouraging. More in depth studies on this and other wellness aspects such as anti-aging and sports performance are scheduled.

2. SUMMARY OF SIGNIFICANT POLICIES

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Blenders Choice Inc. All inter-company balances and transactions have been eliminated. The Company and its subsidiary will be collectively referred to herein as the “Company.”

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company, and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents consist of cash and short-term investments with original maturities of less than 90 days. Cash equivalents are placed with high credit quality financial institutions and are primarily in money market funds. The carrying value of those investments approximates fair value. As of December 31, 2018, and 2017, the Company has no cash equivalents.

35

Investment Securities

In January 2016, the FASB issued ASU 2016-01, Financial Instruments — Overall: Recognition and Measurement of Financial Assets and Financial Liabilities ("ASU 2016-01"), which addresses certain aspects of the recognition, measurement, presentation and disclosure of financial instruments. ASU 2016-01 was effective for the Company beginning January 1, 2018 and we are now recognizing any changes in the fair value of certain equity investments in net income as prescribed by the new standard rather than in other comprehensive income ("OCI"). We recognized a cumulative effect adjustment to increase the opening balance of accumulative deficit as of January 1, 2018 by $58,336.

Equity securities are classified as available for sale. All available for sale securities are classified as current assets as they are available to support the Company's current operating needs in the next 12 months.

In accordance with Accounting Standards Codification (“ASC”) 320-10, "Investments-Debt and Equity Securities," the Company evaluates its securities portfolio for other-than-temporary impairment ("OTTI") throughout the year. Each investment that has a fair value less than the book value is reviewed on a quarterly basis by management. Management considers at a minimum the following factors that, both individually or i combination, could indicate that the decline is other-than-temporary: (a) the Company has the intent to sell the security; (b) it is more likely than not that it will be required to sell the security before recovery; and (c) the Company does not expect to recover the entire amortized cost basis of the security. Among the factors that are considered in determining intent is a review of capital adequacy, interest rate risk profile and liquidity at the Company. An impairment charge is recorded against individual securities if the review described above concludes that the decline in value is other-than-temporary.

Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

Revenue recognition

Revenues are recognized when control of the promised goods or services are transferred to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. The Company applies the following five steps in order to determine the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

Cost of revenue

Cost of revenue includes the inventory purchased from a related party.

Inventory

Inventories, consisting of products available for sale, are primarily accounted for using the first-in-first-out ("FIFO") method and are valued at the lower of cost or market value. Inventories on hand are evaluated on an on-going basis to determine if any items are obsolete or in excess of future market needs. Items determined to be obsolete are reserved for. As at December 31, 2018 and 2017, the Company determined that no reserve was required.

36

Stock-based compensation

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with BioAdaptives, Financial Accounting Standards Board (“FASB”) ASC 718-10, Compensation – Stock Compensation, and the conclusions reached by FASB ASC 505-50, Equity – Equity-Based Payments to Non-Employees. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of a performance commitment or completion of performance by the provider of goods or services as defined by FASB ASC 505-50.

Financial Instruments and Fair Value Measurements

As defined in ASC 820” Fair Value Measurements,” fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The following table summarizes fair value measurements by level at June 30, 2018 and 2017, measured at fair value on a recurring basis:

Fair Value Measurements as of December 31, 2018 Using:

	Total Carrying Value as of December 31, 2018	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Equity Securities	$3,183	$3,183	$-	$-

Liabilities
Derivative liabilities	$662,038	$-	$-	$662,038

Fair Value Measurements as of December 31, 2018 Using:

	Total Carrying Value as of December 31, 2017	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Equity Securities	$3,203	$3,203	$-	$-
Total	$3,203	$3,203	$-	$-

37

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. We evaluate all of our financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For stock-based derivative financial instruments, the Company used a Black Scholes valuation model to value the derivative instruments at inception and on subsequent valuation dates. The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is evaluated at the end of each reporting period. Derivative liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement or conversion of the instrument could be required within 12 months of the balance sheet date.

Concentration of credit risk

Financial instruments that potentially expose the Company to significant concentrations of credit risk consist principally of cash. The Company places its cash with financial institutions with high credit ratings.

Income taxes

The Company records income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized based on the future tax consequences attributable to temporary differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and attributable to operating loss and tax credit carryforwards. Accounting standards regarding income taxes requires a reduction of the carrying amounts of deferred tax assets by a valuation allowance, if based on the available evidence, it is more likely than not that such assets will not be realized. Accordingly, the need to establish valuation allowances for deferred tax assets is assessed at each reporting period based on a more- likely-than-not realization threshold. This assessment considers, among other matters, the nature, frequency and severity of current and cumulative losses, forecasts of future profitability, the duration of statutory carryforward periods, the Company’s experience with operating loss and tax credit carryforwards not expiring unused, and tax planning alternatives.

The Company recorded valuation allowances on the net deferred tax assets. Management will reassess the realization of deferred tax assets based on the accounting standards for income taxes each reporting period. To the extent that the financial results of operations improve, and it becomes more likely than not that the deferred tax assets are realizable, the Company will be able to reduce the valuation allowance.

Significant judgment is required in evaluating the Company’s tax positions and determining its provision for income taxes. During the ordinary course of business, there are many transactions and calculations for which the ultimate tax determination is uncertain. Accounting standards regarding uncertainty in income taxes provides a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not that the position will be sustained on audit, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount which is more than 50% likely, based solely on the technical merits, of being sustained on examinations. The Company considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments, and which may not accurately anticipate actual outcomes.

1. GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and had an accumulated deficit of $4,519,990 as of December 31, 2018. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

In order to mitigate the risk related with this uncertainty, the Company plans to issue additional shares of common stock for cash and services during the next 12 months.

38

2. MARKETABLE SECURITIES

Equity securities at December 31, 2018 and 2017, were comprised of 105,736 shares of common stock of Hemp, Inc. (HEMP.PK) recorded at fair value of $3,987 and $3,203, respectively.

3. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at December 31, 2018 and 2017 consists of the following;

	December 31,	December 31,
	2018	2017
Accounts payable	$40,885	$58
Accrued interest	8,185	-
Accrued liabilities	6,042	-
	$55,112	$58

6. CONVERTIBLE NOTES

Convertible notes at December 31, 2018 and 2017 consists of the following:

	December 31, 2018	December 31, 2017
Convertible Notes - originated in April 2018	$95,000	$-
Convertible Notes - originated in June 2018	166,000	-
Convertible Notes - originated in October 2018	50,000	-
Total convertible notes payable	311,000	-

Less: Unamortized debt discount	(223,189)	-
Total convertible notes	87,811	-

Less: current portion of convertible notes	-	-
Long-term convertible notes	$87,811	$-

The Company recognized amortization expense related to the debt discount of $202,811 and $0 for the year ended December 31, 2018 and 2017, respectively, which is included in interest expense in the statements of operation.

For the year ended December 31, 2018 and 2017, the interest expense on convertible notes was $45,074 and $0, respectively. As of December 31, 2018, and 2017, the accrued interest was $8,183 and $0, respectively.

39

Convertible Notes – Issued during the year ended December 31, 2018

During the year ended December 31, 2018, the Company issued a total principal amount of $426,000 convertible notes for cash proceeds of $426,000. The convertible notes were also provided with a total of 107,000 common shares valued at $22,210. The terms of convertible notes are summarized as follows:

•	Term two years;

•	Annual interest rates 12%;

•	Convertible at the option of the holders at any time

•	Conversion prices are based on 50% discount to market value for the common stock based on a 4-week weekly average of the closing price.

7. DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

Fair Value Assumptions Used in Accounting for Derivative Liabilities.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of December 31, 2018. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk-free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model.

For the year ended December 31, 2018, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Year ended December 31, 2018	Year ended December 31, 2017
Expected term	1.22 - 2.01 years	-
Expected average volatility	265% - 309%	-
Expected dividend yield	-	-
Risk-free interest rate	2.27% - 2.88%	-

40

The following table summarizes the changes in the derivative liabilities during the year ended December 31, 2018

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2017	$-

Addition of new derivatives recognized as debt discounts	403,790
Addition of new derivatives recognized as loss on derivatives	452,943
Settled on issuance of common stock	(285,568)
Reclassification from APIC to derivative due to tainted instruments	42,196
Gain on change in fair value of the derivative	48,677
Balance - December 31, 2018	$662,038

The aggregate loss on derivatives during the year ended December 31, 2018 and 2017 was as follows;

	Year Ended December 31,
	2018	2017
Day one loss due to derivative liabilities on convertible notes	$452,943	$-
Loss on change in fair value of the derivative liabilities	48,677	-
Loss on change in the fair value of derivative liabilities	$501,620	$-

8. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $.0001 par value preferred stock. As of December 31, 2018, and 2017, no shares of preferred stock had been issued.

Common Stock

The Company is authorized to issue 100,000,000 shares of $.0001 par value common stock. As of December 31, 2018, and 2017, there were 18,371,671 shares and 15,578,262 shares of the Company’s common stock issued and outstanding, respectively.

During the year ended December 31, 2018, the Company issued common stock as follows,

•	1,250,000 shares to unrelated party for a subscription receivable of $100,000. On June 30, 2018, the issuance of 1,250,000 shares was cancelled.

•	107,000 shares of common stock, with a value of $22,110, as additional consideration for the issuance of convertible notes (see Note 6)

•	231,975 shares of common stock valued at $44,095 for consulting service

•	450,000 shares of common stock valued at $83,325 based on an employment agreement

On October 3, 2017, the Company issued 1,197,806 shares of common stock to Ferris Holding, Inc. a common control entity for the settlement of debt valued at $203,627.

On October 3, 2017, the Company issued 200,000 shares of common stock to 2 unrelated parties for services valued at $34,000.

41

Warrant

During the year ended December 31, 2018, the Company entered into an agreement with consultant to provide the Company with consulting services in exchange for 2-year warrant to purchase 200,000 shares of common stock with an exercise price of $0.1 per share. The Company recognized a warrant expense of $52,365, as stock-based compensation and additional paid-in capital. The Company determined that the warrants qualify for derivative accounting as a result of the related issuance of the convertible note on in April 2018, which led to no explicit limit to the number of shares to be delivered upon future settlement of the conversion options (see Note 7).

The following table summarizes information relating to outstanding and exercisable stock options as of December 31, 2018:

Warrants Outstanding			Warrants Exercisable
Number of Shares	Contractual life (in years)	Exercise Price	Number of Shares	Exercise Price
200,000	1.22	$0.10	200,000	$0.10

As of December 31, 2018, the aggregate intrinsic value of warrants outstanding was approximately $12,820 based on the closing market price of $0.1641 on December 31, 2018.

9. RELATED PARTY TRANSACTIONS

On June 1, 2014, the Company entered into a rental agreement with Ferris for the corporate office. Monthly rent is $1,500. The term of the lease is month to month. On April 1, 2017, the Company entered into a new rental agreement with Ferris for the corporate office. Monthly rent is $1,500. The term of the lease is one year until March 31, 2018.

Advances from Ferris Holding, Inc., the controlling shareholder of the Company, may be non-interest bearing, unsecured and due on demand. During the year ended December 31, 2017, the Company received cash advance of $1,500 from Ferris Holding, Inc and repaid $8,235 to Ferris Holding Inc. On October 3, 2017, the Company sold all inventories of $133,472 to Ferris Holding Inc. and the amount was paid by reducing advances from Ferris Holding , Inc and the Company repaid all remaining debts owed to Ferris Holding Inc. of $203,627 with 1,197,806 shares of common stock. As of December 31, 2017, the Company had advances from Ferris Holdings, Inc. – related party balance of $0.

10. PROVISION FOR INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

The provision for income taxes differs from the amounts which would be provided by applying the statutory federal income tax rate of 21% to the net loss before provision for income taxes for the following reasons:

	December 31, 2018	December 31, 2017

Net operating loss	$(147,469)	$(58,258)
Valuation allowance	147,469	58,258
Income tax expense per books	$-	$-

42

The cumulative tax effect at the expected rate of 21% of significant items comprising our net deferred tax amount is as follows:

	December 31, 2018	December 31, 2017
NOL Carryover	$147,469	$996,197
Effect of change in statutory rate	-	(397,149)
Valuation allowance	(147,469)	(599,048)
Net deferred tax asset	$-	$-

Due to the change in ownership provisions of the Income Tax laws of United States of America, net operating loss carry forwards of approximately $671,000 for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, net operating loss carry forwards may be limited as to use in future years.

11. DISCONTINUED OPERATIONS

During the year ended December 31, 2018, the Company sold all rights to the Excel Dog treat trade mark, research and videos to Ferris Holding, Inc for $32,000 and recorded a gain on the sale to related party of $32,000 as additional paid in capital. The sales of all rights qualified as a discontinued operation of the Company and accordingly, the Company has excluded results of the operations from its Consolidated Statements of Operations to present this business in discontinued operations.

The following table shows the results of operations which are included in the gain from discontinued operations:

	Year December 31,
Revenues	$-	$3,735
Cost of revenue	-	1,818
Gross Profit	-	1,917
Gain on sale of assets	-	-
Gain on discontinued operations	$-	$1,917

12. COMMITMENT

On March 30, 2018, the Company entered into a rental agreement with Ridge II Properties for the corporate office. Monthly rent is $1,000. The term of the lease is one year, beginning April 1, 2018 to March 31, 2019. During the year ended December 31, 2018, the Company incurred $13,651.

13. SUBSEQUENT EVENT

This subsequent event is notated as of March 21, 2019

Further Scientific Undertaking

In March 2019, the Company started survey reviews of additional subjects to augment the evaluation of its PRIMI product line. New Products include PrimiGut™, a natural formula designed to provide optimal gastrointestinal barrier function, and PrimiSlim™, formulated to facilitate weight management by decreasing absorption of glucose from the digestive system while increasing the efficiency of fat burning and energy expenditure. Due to the success of Canine Regen®, a PrimiCell® derivative, relating to aging dogs, the Company has also started an initial review for a potential study regarding the benefit of its flagship product, Primicell® in geriatric human population.

43

BIOADAPTIVES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2019	2018
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash	$19,319	$56,215
Marketable securities	2,443	3,987
Inventory	9,779 [1]	49,857
Total Current Assets	31,541	110,059

TOTAL ASSETS	$31,541	$110,059

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accrued liabilities	21,670	53,951
Derivative liabilities	453,593	662,038
Notes Payable	10,000	-
Total Current Liabilities	485,263	715,989

Convertible notes - net of discount of $ 184,426 and $223,189	126,574	87,811
Total Liabilities	611,837	803,800

Stockholders' Equity (Deficit):
Preferred stock, ($.0001 par value, 5,000,000 shares authorized; none issued and outstanding.)	-	-
Common stock ($.0001 par value, 100,000,000 shares authorized; 18,096,169 and 18,096,169 shares issued and outstanding as of March 31, 2019 and December 31, 2018)	1,852	1,837
and outstanding, 420,215 and 275,502 issuable as of March 31, 2019 and December 31, 2018, respectively	-	-
Additional paid-in capital	3,845,397	3,824,412
Accumulated deficit	(4,427,545)	(4,519,990)
Total Stockholders' Deficit	(580,296)	(693,741)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$31,541	$110,059

  Note 1:

The difference in inventory between December 31, 2018 and March 31 2019 reflects sales of $1532 of products in first quarter 2019 with the bulk difference being a negotiated arrangement with supplier for the return of raw material originally purchased for our handling our own contract manufacturing to new arrangement of supplier to provide Company with total finished products for 2019. For this a credit note of $39,723.55 from supplier for the returned raw material.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

44

BIOADAPTIVES, INC.
CONSOLIDATED STATEMENTS
OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

	Three months ended
	March 31,
	2019	2018

Revenues	$1,532	$-
Cost of revenue	340	-
Gross Profit	1,192	-

Operating Expenses
General and administrative	9,767	2,624
Professional fees	35,900 [2]	5,810
Stock based compensation	21,000	-
Total Operating Expenses	66,667	8,434

Other Income (Expense)
Unrealized loss on marketable securities	(1,544)	(665)
Interest expense	(48,981)	-
Change in fair value of derivative liabilities	208,445	-
Total Other Income (Expense)	157,920	(665)

Gain (loss) before income taxes	92,445	(9,099)

Net Income (loss)	$92,445	$(9,099)

Net Income (Loss) Per Common Share:
Basic	$0.01	$(0.00)
Diluted	$(0.00)	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic	18,423,893	16,203,262
Diluted	22,620,925	16,203,262

Note 2:

Professional fees include Fees to external accounting firm $7,000, PCAOB auditing firm $23,000,(These two fees are balance payments from accounting and audit work 2018 and Q1 2019) consultant fees $5,000 and Transfer Agent fess $900.

The accompanying notes are an integral part of these unaudited consolidated financial statements.

45

BIOADAPTIVES, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT

(UNAUDITED)

					Additional
	Preferred stock		Common stock		paid-in	Accumulated
	Shares	Amount	Shares	Amount	capital	Deficit	Total

Balance, December 31, 2018	-	$-	18,371,671	$1,837	$3,824,412	$(4,519,990)	$(693,741)

Common stock issued for service - related party	-	-	144,713	15	20,985	-	21,000
Net loss for the period	-	-	-	-	-	92,445	92,445

Balance, March 31, 2019	-	$-	18,516,384	$1,852	$3,845,397	$(4,427,545)	$(580,296)

	Preferred stock		Common stock		Additional paid-in	Subscription	Accumulated	Accumulated Other Comprehensive
	Shares	Amount	Shares	Amount	capital	receivable	Deficit	Loss	Total

Balance, December 31, 2017	-	$-	15,578,262	$1,559	$3,115,273	$-	$(3,054,991)	$(58,336)	$3,505

Adoption of accounting standards	-	-	-	-	-	-	(58,336)	58,336	-
Common stock issued for cash	-	-	1,250,000	125	99,875	(100,000)	-	-	-
Gain on sales of asset to related party	-	-	-	-	32,000		-	-	32,000
Net loss for the period	-	-	-	-	-		(9,099)	-	(9,099)

Balance, March 31, 2018	-	$-	16,828,262	$1,684	$3,247,148	$(100,000)	$(3,122,426)	$-	$26,406

The accompanying notes are an integral part of these unaudited consolidated financial statements.

46

BIOADAPTIVES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three months ended
	March 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$92,445	$(9,099)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation - related party	21,000	-
Change in fair value of derivative liabilities	(208,445)	-
Amortization of debt discount	38,763	-
Unrealized loss on investments in marketable securities	1,544	665
Changes in operating assets and liabilities:
Inventory	40,078	-
Prepaid expense and other current assets	-	(5,500)
Accounts payable and accrued liabilities	(32,281)	860
Net Cash Used in Operating Activities	(46,896)	(13,074)

CASH FLOWS FROM INVESTING ACTIVITIES
Sales of assets	-	32,000
Net cash Provided by Investing Activities	-	32,000

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from Notes payable	10,000	-
Net Cash Provided by Financing Activities	10,000	-

Net change in cash	(36,896)	18,926
Cash at beginning of period	56,215	360
Cash at end of period	$19,319	$19,286

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$-	$-
Cash paid for interest	$8,930	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES
Subscription receivable	$-	$100,000
Gain on sale of asset to related party	$-	$32,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

47

BIOADAPTIVES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

1. DESCRIPTION OF BUSINESS AND HISTORY

Description of business

BioAdaptives, Inc. (formerly known as APEX 8 Inc.) (“BioAdaptives”,” Company”) was incorporated under the laws of the State of Delaware on April 19, 2013. BioAdaptives is a research, development, and educational company. Our current focus is on products and strategies that improve health and wellness. These products include dietary supplements, specialty food items, and proprietary methods of optimizing the bioelectromagnetic availability of foods and beverages. Our base of intellectual property and products, which are patent pending solutions in the form of devices and nutraceuticals, are designed to aid in cognition, focus, fatigue reduction, increased testosterone, improved overall emotional and physical wellness, healing, and anti-aging.

The Company's strategy is to develop a position as a leader in supplying science-based quality nutraceutical products to an aging population within developed countries such as the United States, Canada, APAC countries, such as China, Japan, Korea, Singapore, Taiwan, Australia and New Zealand, as well as both Western and Eastern Europe, while continuing to create new innovative, health inspired products to start generating growth in sales and profitability. Some of the products have proven to be as effective or even more effective on horses and dogs than on humans and this has caused the Company to expand the target market to include dogs and horses.

Since 2014, BioAdaptives®, has been engaged in the research of primitive cells, including stem cells and their derivatives and natural ingredients which may encourage its proliferation. Such studies were conducted both on human and animals, in particular, canine and equine. The results have been encouraging. More in depth studies on this and other wellness aspects such as anti-aging and sports performance are scheduled.

2. SUMMARY OF SIGNIFICANT POLICIES

Basis of presentation

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form 10. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10, have been omitted.

Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its 100% owned subsidiary, Blenders Choice Inc. All inter-company balances and transactions have been eliminated. The Company and its subsidiary will be collectively referred to herein as the “Company.”

Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires the Company to make estimates and judgments that affect the reported amounts of assets and liabilities, revenues and expenses, and related disclosures of contingent assets and liabilities. These estimates and judgments are based on historical information, information that is currently available to the Company, and on various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

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Earnings (loss) per share

Basic earnings (loss) per common share is computed by dividing net income (loss) available to common shareholders by the weighted-average number of shares of common stock outstanding during the period. Diluted earnings per common share is computed by dividing income available to common shareholders by the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if potentially dilutive securities had been issued. There were no potentially dilutive securities outstanding during the periods presented.

Lease

Effective January 1, 2019, we adopted Accounting Standards Codification 842, Leases ("ASC 842"). Operating lease right-of-use ("ROU") assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease, both of which are recognized based on the present value of the future minimum lease payments over the lease term at the commencement date. Leases with a lease term of 12 months or less at inception are not recorded on our consolidated balance sheet and are expensed on a straight-line basis over the lease term in our consolidated statement of income.

Financial Instruments and Fair Value Measurements

As defined in ASC 820” Fair Value Measurements,” fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilizes market data or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The following table summarizes fair value measurements by level at March 31, 2019 and December 31, 2018, measured at fair value on a recurring basis:

Fair Value Measurements as of March 31, 2019 Using:

	Total Carrying Value as of March 31, 2019	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Equity Securities	$2,443	$2,443	$-	$-

Liabilities
Derivative liabilities	$453,593	$-	$-	$453,593

Fair Value Measurements as of December 31, 2018 Using:

	Total Carrying Value as of December 31, 2018	Quoted Market Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets:
Equity Securities	$3,987	$3,987	$-	$-

Liabilities
Derivative liabilities	$662,038	$-	$-	$662,038

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Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

3. GOING CONCERN

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses since inception and had an accumulated deficit of $4,427,545 as of March 31, 2019. The Company requires capital for its contemplated operational and marketing activities. The Company’s ability to raise additional capital through the future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

In order to mitigate the risk related with this uncertainty, the Company plans to issue additional shares of common stock for cash and services during the next 12 months.

4. MARKETABLE SECURITIES

Equity securities at March 31, 2019 and December 31, 2018, were comprised of 105,736 shares of common stock of Hemp, Inc. (HEMP.PK) recorded at fair value of $2,443 and $3,987, respectively.

5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at March 31, 2019 and December 31, 2018 consists of the following;

	March 31,	December 31,
	2019	2018
Accounts payable	$-	$39,724
Accrued interest	9,473	8,185
Accrued liabilities	12,197	6,042
	$21,670	$53,951

6. NOTE PAYABLE

On March 28, 2019, the Company issued note payable of $10,000 to a third party. The note is a 4% interest bearing promissory note that is payable on March 27, 2020. During the three months ended March 31, 2019, the Company recognized interest expense of $3. As of March 31, 2019, the Company owed note payable of $10,000.

7. CONVERTIBLE NOTES

Convertible notes at March 31, 2019 and December 31, 2018 consists of the following:

	March 31,	December 31,
	2019	2018
Convertible Notes - originated in April 2018	$95,000	$95,000
Convertible Notes - originated in June 2018	166,000	166,000
Convertible Notes - originated in October 2018	50,000	50,000
Total convertible notes payable	311,000	311,000

Less: Unamortized debt discount	(184,426)	(223,189)
Total convertible notes	126,574	87,811

Less: current portion of convertible notes	-	-
Long-term convertible notes	$126,574	$87,811

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For the three months ended March 31, 2019 and 2018, the interest expense on convertible notes was $10,215 and $0, respectively. As of March 31, 2019 and December 31, 2018, the accrued interest was $9,468 and $8,183, respectively.

The Company recognized amortization expense related to the debt discount of $38,763 and $0 for the three months ended March 31, 2019 and 2018, respectively, which is included in interest expense in the statements of operation.

Convertible Notes – Issued during the year ended December 31, 2018

During the year ended December 31, 2018, the Company issued a total principal amount of $426,000 convertible notes for cash proceeds of $426,000. The convertible notes were also provided with a total of 107,000 common shares valued at $22,210. The terms of convertible notes are summarized as follows:

•	Term two years;
•	Annual interest rates 12%;
•	Convertible at the option of the holders at any time
•	Conversion prices are based on 50% discount to market value for the common stock based on a 4-week weekly average of the closing price.

8. DERIVATIVE LIABILITIES

The Company analyzed the conversion option for derivative accounting consideration under ASC 815, Derivatives and Hedging, and hedging, and determined that the instrument should be classified as a liability since the conversion option becomes effective at issuance resulting in there being no explicit limit to the number of shares to be delivered upon settlement of the above conversion options. The Company accounts for warrants as a derivative liability due to there being no explicit limit to the number of shares to be delivered upon settlement of all conversion options.

Fair Value Assumptions Used in Accounting for Derivative Liabilities.

ASC 815 requires we assess the fair market value of derivative liability at the end of each reporting period and recognize any change in the fair market value as other income or expense item.

The Company determined our derivative liabilities to be a Level 3 fair value measurement and used the Black-Scholes pricing model to calculate the fair value as of March 31, 2019. The Black-Scholes model requires six basic data inputs: the exercise or strike price, time to expiration, the risk free interest rate, the current stock price, the estimated volatility of the stock price in the future, and the dividend rate. Changes to these inputs could produce a significantly higher or lower fair value measurement. The fair value of each convertible note is estimated using the Black-Scholes valuation model.

For the three months ended March 31, 2019 and year ended December 31, 2018, the estimated fair values of the liabilities measured on a recurring basis are as follows:

	Three months ended	Year ended
	March 31,	December 31,
	2019	2018
Expected term	0.97 - 1.43 years	1.22 - 2.01 years
Expected average volatility	298% - 320%	265% - 309%
Expected dividend yield	-	-
Risk-free interest rate	2.40%	2.27% - 2.88%

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The following table summarizes the changes in the derivative liabilities during the three months ended March 31, 2019.

Fair Value Measurements Using Significant Observable Inputs (Level 3)

Balance - December 31, 2018	$662,038

Gain on change in fair value of the derivative	(208,445)
Balance - March 31, 2018	$453,593

The aggregate gain on derivatives during the three months ended March 31, 2019 was $208,445

9. STOCKHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue 5,000,000 shares of $.0001 par value preferred stock. As of March 31, 2019 and December 31, 2018, no shares of preferred stock had been issued.

Common Stock

The Company is authorized to issue 100,000,000 shares of $.0001 par value common stock.

During the three months ended March 31, 2019, the Company recorded 144,713 common stock issuable valued at $21,000 based on an employment agreement – related party transaction.

As of March 31, 2019 and December 31, 2018, there were 18,096,118 and 18,196,118 shares of the Company’s common stock issued and outstanding, respectively. In addition, as of March 31, 2019 and December 31, 2018, there were 420,215 shares and 275,502 shares of the Company’s common stock issuable, respectively.

Warrant

During the year ended December 31, 2018, the Company entered into an agreement with consultant to provide the Company with consulting services in exchange for 2-year warrant to purchase 200,000 shares of common stock with an exercise price of $0.1 per share. The Company recognized a warrant expense of $52,365, as stock-based compensation and additional paid-in capital. The Company determined that the warrants qualify for derivative accounting as a result of the related issuance of the convertible note on in April 2018, which led to no explicit limit to the number of shares to be delivered upon future settlement of the conversion options (see Note 8).

The following table summarizes information relating to outstanding and exercisable stock options as of March 31, 2019:

Warrants Outstanding			Warrants Exercisable
Number of	Contractual life		Number of
Shares	(in years)	Exercise Price	Shares	Exercise Price
200,000	0.97	$0.10	200,000	$0.10

As of March 31, 2019, the aggregate intrinsic value of warrants outstanding was approximately $6,800 based on the closing market price of $0.134 on March 31, 2019.

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10. EARNING (LOSS) PER SHARE

The following is a reconciliation of the numerator and denominator used in the basic and diluted earnings per share ("EPS") calculations.

	Three Months Ended
	March 31,
	2019	2018
Numerator:
Net Income (Loss)	$92,445	$(9,099)
Gain on change in fair value of derivatives	(208,445)	-
Interest on convertible debt	10,215	-
Net Income (Loss) - diluted	$(105,785)	$(9,099)

Denominator:
Weighted-average shares of common stock	18,423,893	16,203,262
Dilutive effect of convertible instruments	4,134,404	-
Dilutive effect of outstanding warrants	62,628	-
Diluted weighted-average of common stock	22,620,925	16,203,262

Net Income (Loss) Per Common Share:
Basic:	$0.01	$(0.00)
Diluted:	$(0.00)	$(0.00)

For the periods ended March 31, 2018, the convertible instruments are anti-dilutive and therefore, have been excluded from earnings (loss) per share.

For the periods ended March 31, 2019, diluted earnings per share is calculated using net income available to common stockholders divided by the diluted weighted average number of common shares outstanding during each period determined using the treasury stock method and the if-converted method.

12. COMMITMENT

On March 30, 2018, the Company entered into a rental agreement with Ridge II Properties for the corporate office. Monthly rent is $1,000. The term of the lease is one year, beginning April 1, 2018 to March 31, 2019. Our office lease meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease. During the three months ended March 31, 2019, the Company incurred rent expense of $3,000.

13. SUBSEQUENT EVENT

 Subsequent Event is notated up to May 8, 2019

On April 1 2019, the Company moved its office to 4385 Cameron Street, Las Vegas, NV 89103.

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ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

There are not and have not been any disagreements between the Registrant and its accountants on any matter of accounting principles, practices or financial statement disclosure.

ITEM 15. FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits Schedule

The following exhibits are filed with this Form 10:

3.1	Certificate of Incorporation of the Registrant
3.2	Amended and Restated Certificate of Incorporation -Certified
3.3	Amended and Restated By-Law
10.1	Technology License with Ferris Holding for the use of trade secret of Agronifier
10.2	Product License with Ferris Holding for the trade secret and proprietary products

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized.

BIOADAPTIVES, INC.

By:	/s/ Edward E. Jacobs, Jr
Name:	Edward E Jacobs, Jr.
Director Chief Executive Officer and President (Principal Executive, Financial and Accounting Officer)

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